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                                                                 Exhibit 10.1
                                                                 ------------


                                 $38,000,000.00

                               TERM LOAN AGREEMENT

                                      AMONG

                            ALLEGIANT BANCORP, INC.,

                                    BORROWER

                         U.S. BANK NATIONAL ASSOCIATION,

                                      AGENT

                                       AND

                         U.S. BANK NATIONAL ASSOCIATION,
                         THE NORTHERN TRUST COMPANY, AND
                   FIRST TENNESSEE BANK NATIONAL ASSOCIATION,

                                    LENDERS.

                                   DATED AS OF

                               SEPTEMBER 28, 2001





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                            TERM LOAN AGREEMENT
                            -------------------

         THIS TERM LOAN AGREEMENT (this "Agreement") is made and entered into as of September 28, 2001, by and between ALLEGIANT BANCORP, INC., a Missouri corporation ("Borrower"), each of the Lenders from time to time party hereto, including U.S. BANK NATIONAL ASSOCIATION, formerly known as Firstar Bank, N.A., a national banking association, in its capacity as a Lender and Agent under this Agreement.

                                   WITNESSETH:

         WHEREAS, Borrower has applied for a term loan from Lenders in the principal amount of $38,000,000.00;

         WHEREAS, U.S. Bank National Association wishes to act as Agent to the Lenders under this Agreement; and

         WHEREAS, Lenders are willing to make said term loan to Borrower upon, and subject to, the terms, provisions and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, Agent and Lenders mutually agree and promise as follows:

SECTION 1.  TERM.
----------------

         The "Term" of this Agreement shall commence on September 28, 2001, and shall end on September 27, 2002, or when Borrower's Obligations shall be paid in full. All representations and warranties made herein shall survive termination and termination shall not affect a party's rights with respect to any prior breach of any term, agreement, covenant, representation or warranty contained herein.

SECTION 2.  DEFINITIONS.
-----------------------

         In addition to the terms defined elsewhere in this Agreement or in any Exhibit or Schedule hereto, when used in this Agreement, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

         Agency Fee shall have the meaning ascribed thereto in
         ----------
Section 3.03(b).

         Agent shall mean U.S. Bank National Association, formerly known as
         -----
Firstar Bank, N.A., a national banking association, its successors and assigns.

         Agreement shall mean this Term Loan Agreement as the same may be
         ---------
amended, supplemented, restated or modified from time to time.

         Applicable LIBOR Margin shall mean Two and 25/100 Percent (2.25%)
         -----------------------
per annum.

         Assignee shall have the meaning ascribed thereto in Section
         --------
10.16(c).

         Attorneys' Fees shall mean the reasonable value of the services
         ---------------
(and costs, charges and expenses related thereto) (a) of the attorneys employed by Agent in connection with the negotiation, preparation, execution, delivery, amendment, modification, extension, renewal and/or administration of this Agreement and/or

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any of the other Transaction Documents, (b) of the attorneys employed by
Agent and/or Lenders from time to time to represent Agent and/or Lenders in any litigation, contest or proceeding or to take any other action in or with respect to any litigation, contest or proceeding (whether instituted by Agent, any Lender, Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral, this Agreement or any of the other Transaction Documents, Borrower, Subsidiary Banks, any other Obligor, (c) of the attorneys employed by Agent and/or Lenders from time to time to protect, collect, lease, sell, take possession of or liquidate any of the Collateral and/or (d) of the attorneys employed by Agent and/or Lenders from time to time to enforce any of Agent's or any Lender's rights to collect any of Borrower's Obligations.

         Borrower shall mean Allegiant Bancorp, Inc., a Missouri
         --------
corporation, its successors and assigns.

         Business Day shall mean any day except a Saturday, Sunday or legal
         ------------
holiday observed by Agent.

         Capitalized Lease shall mean any lease which, in accordance with
         -----------------
generally accepted accounting principles consistently applied, is required to be capitalized on the balance sheet of the lessee.

         Closing Fee shall have the meaning ascribed thereto in
         -----------
Section 3.03(a).

         Code shall mean the Internal Revenue Code of 1986, as amended, and
         ----
any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

         Collateral shall mean all property and interests in property now
         ----------
owned or hereafter acquired by Borrower in or upon which a security interest, lien or other encumbrance is granted to Agent or Lenders by Borrower, whether under the Pledge Agreement, any of the other Transaction Documents or any other agreements, documents, instruments or writings heretofore, now or hereafter executed by Borrower and delivered to Agent or any Lender.

         Controlled Bank shall mean any state or federally chartered bank,
         ---------------
savings bank and/or thrift and/or any bank holding company which Borrower controls. For purposes of this definition, "control" shall have the meaning ascribed thereto in Section 225.2(e) of Regulation Y of The Board of Governors of The Federal Reserve System, as from time to time amended.

         Default shall mean an event or condition the occurrence of which
         -------
would, with the lapse of time, the giving of notice, or both, become or constitute an Event of Default as defined in Section 8 hereof.

         Distribution in respect of any corporation shall mean:
         ------------
(a) dividends or other distributions on or with respect to any capital stock of such corporation; and (b) the redemption, repurchase or other acquisition of any capital stock of such corporation or of any warrants, rights or other options to purchase any of such stock (except when solely in exchange for such stock).

         Environmental Laws shall have the meaning ascribed thereto in
         ------------------
Section 10.05.

         Equity Capital shall mean, with respect to any Person, the sum of
         --------------
(a) the common stockholders' equity (meaning common stock, related surplus and retained earnings, net of any treasury stock) of such Person, plus
                                                                  ----
(b) the noncumulative perpetual preferred stock (meaning preferred stock that does not have a maturity date, that can not be redeemed at the option of the holder and that has no other provisions that will require future redemption of such preferred stock) of such Person minus (c) the total
                                                   -----
goodwill of such Person, all determined in accordance with generally accepted accounting principles consistently applied.

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         ERISA shall mean the Employee Retirement Income Security Act of
         -----
1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         ERISA Affiliate shall mean any corporation, trade or business that
         ---------------
is, along with Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

         Eurodollar Business Day shall mean any Business Day on which
         -----------------------
commercial banks are open for international business (including dealings in dollar deposits) in London.

         Event of Default shall have the meaning ascribed thereto in
         ----------------
Section 8.

         Guarantee by any Person shall mean any obligation, contingent or
         ---------
otherwise, of such Person guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb shall have a correlative meaning.

         Indebtedness of any Person shall mean and include (a) any and all
         ------------
indebtedness, liabilities and/or obligations of such Person which in accordance with generally accepted accounting principles consistently applied should be classified upon a balance sheet of such Person as liabilities of such Person, (b) any and all contingent indebtedness, liabilities and/or obligations of such Person, whether or not reflected on the balance sheet of such Person and (c) any and all obligations of such Person as a lessee under any Capitalized Lease.

         Indemnified Liabilities shall have the meaning ascribed thereto in
         -----------------------
Section 10.06.

         Indemnitees shall have the meaning ascribed thereto in
         -----------
Section 10.06.

         Insider shall mean any Person to whom, with respect to Borrower,
         -------
Subsidiary Banks and/or the , the provisions of Regulation O of The Board of Governors of the Federal Reserve System, as from time to time amended, apply.

         Interest Period shall mean with respect to each portion of the Loan
         ---------------
subject to the LIBOR Rate: (a) initially, the period commencing on the date, and ending 1, 2 or 3 months thereafter, as Borrower may elect in the applicable Interest Rate Selection Notice and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such portion of the Loan and ending 1, 2 or 3 months thereafter, as Borrower may elect pursuant to Section 3.02(a); provided that: (c) subject to clauses (d) and (e) below, any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day; (d) subject to clause (e) below, any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and (e) no Interest Period shall extend beyond September 27, 2002.

         Interest Rate Selection Notice shall have the meaning ascribed
         ------------------------------
thereto in Section 3.02(a).

         Lender shall mean each lender listed on the signature pages hereof,
         ------
and its successors and permitted assigns; and Lenders shall mean all
                                              -------
Lenders.

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         LIBOR Base Rate shall mean, with respect to the applicable Interest
         ---------------
Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available or (b) if the LIBOR Index Rate is not available, the average (rounded upward, if necessary, to the next higher 1/10,000 of 1%) of the respective rates per annum of interest at which deposits in U.S. Dollars are offered to Agent in the London interbank market by two (2) Eurodollar dealers of recognized standing, selected by Agent in its sole discretion, at or about 11:00 a.m. (London time) on the date two (2) Eurodollar Business Days before the first day of such Interest Period, for delivery on the first day of the applicable Interest Period for a number of days comparable to the number of days in such Interest Period and in an amount approximately equal to the principal amount of the Loan to which such Interest Period is to apply.

         LIBOR Index Rate shall mean, with respect to the applicable
         ----------------
Interest Period, a rate per annum (rounded upwards, if necessary, to the next higher 1/10,000 of 1%) equal to the British Bankers' Association interest settlement rates for U.S. Dollar deposits for such Interest Period as of 11:00 a.m. (London time) on the day two (2) Eurodollar Business Days before the first day of such Interest Period as published by Bloomberg Financial Services, Dow Jones Market Service, Telerate, Reuters or any other service from time to time used by Agent.

         LIBOR Rate shall mean (a) the quotient of the (i) LIBOR Base Rate
         ----------
divided by (ii) one minus the applicable LIBOR Reserve Percentage plus (b)
                                                                  ----
the Applicable LIBOR Margin. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage and/or the Applicable LIBOR Margin.

         LIBOR Reserve Percentage shall mean for any day that percentage
         ------------------------
(expressed as a decimal) which is in effect on such day, as prescribed by The Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special or marginal reserves) with respect to "Eurocurrency liabilities" as defined in Federal Reserve Regulation D or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR loans is determined, whether or not Lender has any Eurocurrency liabilities subject to such reserve requirement at such time. LIBOR loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without the benefit of any credits for proration, exceptions or offsets which may be available from time to time to Lender. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage.

         Lien shall mean any interest in Property securing an obligation
         ----
owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract, including, without limitation, any security interest, mortgage, deed of trust, pledge, lien or other encumbrance of any kind or nature whatsoever, any conditional sale or trust receipt and any lease, consignment or bailment for security purposes.

         Loan shall have the meaning ascribed thereto in Section 3.01.
         ----

         Loan Commitment shall mean, subject to any assignments of any
         ---------------
portion of the Loan Commitment by Lenders to the extent permitted by Section 10.17(c), $38,000,000.00 in the aggregate for all Lenders, and with respect to each Lender, shall mean the amount set forth next to its signature line as its Loan Commitment on the signature pages hereof or on the signature pages of any applicable Assignment and Assumption Agreement executed by such Bank as an assignor or assignee pursuant to Section 10.17(c) after the date hereof.

         Multiemployer Plan shall mean a "multiemployer plan" as defined in
         ------------------
Section 4001(a)(3) of ERISA which is maintained for employees of Borrower, any other Obligor, any ERISA Affiliate and Subsidiary Banks.

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         Net Income shall mean, with respect to any Person for any period,
         ----------
the aggregate net income (or net loss) of such Person for such period equal to net revenues and other proper income less the aggregate amount of any and all items which are properly treated as expenses under generally accepted accounting principles consistently applied, and less Federal, state and local income taxes, but excluding from the definition of Net Income any extraordinary gains and/or losses and any gains and/or losses from the sale or disposition of assets other than in the ordinary course of business, all determined in accordance with generally accepted accounting principles consistently applied.

         Non-Performing Assets shall mean (a) assets which constitute "other
         ---------------------
real estate owned" (as such term is defined in the guidelines, rules and regulations of The Board of Governors of the Federal Reserve System or other applicable Regulatory Agency pertaining to capital adequacy in effect from time to time) and (b) assets which are classified as a loan or other extension of credit (1) which has been placed on nonaccrual status or has been required to be so placed by any Regulatory Agency or (2) with respect to which any payment of any principal or interest is past due for a period of ninety (90) days or more.

         Note and Notes shall have the meanings ascribed thereto in
         ----     -----
Section 3.01.

         Obligations shall mean any and all indebtedness (principal,
         -----------
interest, fees, collection costs and expenses and other amounts), liabilities and obligations of Borrower to Lenders under the Notes, this Agreement, the Pledge Agreement, any of the other Transaction Documents or any other agreement, instrument or document heretofore, now or hereafter executed and delivered by Borrower to Agent and Lenders, in each case whether now existing or hereafter arising, absolute or contingent, joint and/or several, secured or unsecured, direct or indirect, expressed or implied in law, contractual or tortious, liquidated or unliquidated, at law or in equity, or otherwise, and whether created directly or acquired by Agent or Lenders by assignment or otherwise, and any and all costs of collection and/or Attorneys' Fees incurred or to be incurred in connection therewith.

         Obligor shall mean Borrower and each other Person who is or shall
         -------
become primarily or secondarily liable on any of Borrower's Obligations or who grants Agent or any Lender a Lien upon any Property or assets of such Person as collateral for any of Borrower's Obligations.

         Other Taxes shall have the meaning ascribed thereto in
         -----------
Section 3.14(b).

         Participant shall have the meaning ascribed thereto in
         -----------
Section 10.17(b).

         PBGC shall mean the Pension Benefit Guaranty Corporation and any
         ----
entity succeeding to any or all of its functions under ERISA.

         Pension Plan shall mean any "pension plan" as such term is defined
         ------------
in Section 3(2) of ERISA which is established or maintained by Borrower, any other Obligor, any ERISA Affiliate, Subsidiary Banks, or any Subsidiary, other than a Multiemployer Plan.

         Person shall mean an individual, partnership, corporation, trust,
         ------
unincorporated organization or association, and a government or agency or political subdivision thereof.

         Pledge Agreement shall mean that certain General Pledge and
         ----------------
Security Agreement dated as of September 28, 2001, and executed by Borrower in favor of Agent, for the benefit of Lenders, as the same may from time to time be amended, modified, extended or renewed.

         Primary Capital shall mean: (a) with respect to Borrower, the
         ---------------
Equity Capital of Borrower, plus the total allowance for possible loan and
                            ----
lease losses of Borrower, plus the total amount of all trust preferred
                          ----
securities of Borrower allowable as Tier 1 capital under the Risk-Based Capital Adequacy Guidelines for Bank

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Holding Companies of The Board of Governors of the Federal Reserve System as
set forth in Appendix A to 12 C.F.R. Part 225, as amended (or in any successor law, rule or regulation of similar import), minus the good will of
                                                      -----
Borrower, all as determined in accordance with generally accepted accounting principles consistently applied; and (b) with respect to any Person that is a Subsidiary Bank or other Subsidiary of Borrower, the Equity Capital of such Person plus the total allowance for possible loan and lease losses of
            ----
such Person, all as determined in accordance with generally accepted accounting principles consistently applied.

         Prime Rate shall mean the interest rate announced from time to time
         ----------
by Agent as its "prime rate" on commercial loans, which rate shall fluctuate as and when said prime rate shall change.

         Property shall mean any interest in any kind of property or asset,
         --------
whether real, personal or mixed, or tangible or intangible. Properties shall
                                                            ----------
mean the plural of Property. For purposes of this Agreement, each of Borrower, Subsidiary Banks and the shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

         Regulatory Agency shall mean any Federal, state or local
         -----------------
governmental, regulatory or administrative agency, authority, entity or official having jurisdiction over the banking or other related activities of Borrower, Subsidiary Banks and/or the , including, without limitation (to the extent applicable), The Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, and the Missouri Director of Finance.

         Regulatory Change shall have the meaning ascribed thereto in
         -----------------
Section 3.11.

         Related Party shall mean any Person which directly or indirectly
         -------------
through one or more intermediaries controls, or is controlled by or is under common control with, Borrower and/or Subsidiary Banks. The term "control" shall mean the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the capital stock of any Person or the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         Reportable Event shall have the meaning given to such term in
         ----------------
ERISA.

         Required Lenders shall mean at any time Lenders having greater than
         ----------------
Fifty Percent (50%) of the aggregate amount of the Loan then outstanding; provided, however, that if there are three (3) or fewer Lenders, Required Lenders shall mean all Lenders.

         Subordinated Indebtedness shall mean, as of the date of any
         -------------------------
determination thereof, the aggregate principal amount of all Indebtedness of Borrower to one or more shareholders and/or directors of Borrower outstanding as of such date which is subordinated in writing (either by its terms or pursuant to a subordination agreement) to the payment and priority of all of the Borrower's Obligations in form and substance satisfactory to Lender in its sole and absolute discretion.

         Subsidiary shall mean, with respect to any Person, any corporation
         ----------
of which fifty percent (50%) or more of the issued and outstanding capital stock entitled to vote for the election of directors (other than by reason of default in the payment of dividends) is at the time owned directly or indirectly by such Person.

         Subsidiary Banks shall mean collectively: Allegiant Bank, a
         ----------------
Missouri banking corporation; The Bank of St. Charles, a Missouri banking corporation; Bank of Ste. Genevieve, a Missouri banking corporation; South Side National Bank, a national banking association; and State Bank of Jefferson County, a Missouri banking corporation.

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         Taxes shall have the meaning ascribed thereto in Section 3.14(a).
         -----

         Term shall have the meaning ascribed thereto in Section 1.
         ----

         Transaction Documents shall mean this Agreement, the Note, the
         ---------------------
Pledge Agreement, and all other agreements, documents, instruments and certificates connected with or otherwise relating to this Agreement or the Loan made hereunder, all as the same may from time to time be amended, modified, extended or renewed.

SECTION 3.  THE LOAN.
--------------------

         3.01    Term Loan. Lenders have agree to make a term loan to
                 ---------
Borrower in the aggregate principal amount of Thirty Eight Million Dollars ($38,000,000.00) (the "Loan"). The Loan shall be made by Lenders ratably in proportion to their respective Loan Commitments. The Loan is evidenced by: that certain Term Loan Promissory Note of Borrower dated September 28, 2001, and payable to the order of U.S. Bank National Association, in the original principal amount equal to the Loan Commitment of said Lender; that certain Term Loan Promissory Note of Borrower dated September 28, 2001, and payable to the order of The Northern Trust Company, in the original principal amount equal to the Loan Commitment of said Lender; and the certain Term Loan Promissory Note of Borrower dated September 28, 2001, and payable to the order of First Tennessee Bank National Association, in the original principal amount equal to the Loan Commitment of said Lender (each, as the same may from time to time be amended, modified, extended or renewed, a "Note"; collectively, the "Notes"; the form of the Notes is attached hereto and incorporated by reference as Exhibit A). The Notes mature on September
                                 ---------
27, 2002 (on which date all unpaid principal and all accrued and unpaid interest thereon shall become due and payable). The principal amount of and interest on the Loan shall be payable as set forth in the Notes. In addition to the scheduled principal payments described in the Notes, all proceeds of the sale(s) of any of the stock or substantially all of the Property of any Subsidiary shall be delivered to Agent and applied to the principal balance of the Loan, subject to the other provisions of this Agreement. All principal payments and prepayments on the Loan shall, unless otherwise directed by Borrower in writing at or prior to the time of such payment or prepayment, be applied first to that portion of the Loan, if any, accruing interest based on the Prime Rate and then to those portions of the Loan, if any, accruing interest based on the LIBOR Rate (and among those portions of the Loan, if any, accruing interest based on the LIBOR Rate, being applied to the Interest Periods in the order of their respective expiration dates (i.e. earliest expiration date first)).

         3.02    Interest Rates.
                 --------------

         (a) The Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Prime Rate. So long as no Default or Event of Default under this Agreement has occurred and is continuing, Borrower may from time to time fix the interest rate on all or any portion of the Loan in an amount not less than $10,000,00.00 or any larger multiple of $1,000,000.00 at the LIBOR Rate for the Interest Period selected by Borrower (subject to the definition of Interest Period); provided that at all times during the Term of this Agreement, the aggregate portion of the Loan bearing interest at the Prime Rate must be an amount of at least Seven Hundred Fifty Thousand Dollars ($750,000.00). If Borrower elects to have any portion of the Loan bear interest at the LIBOR Rate, Borrower shall give oral or written notice (an "Interest Rate Selection Notice") to Lender by 12:00 noon (St. Louis time) at least three (3) Eurodollar Business Days before any date (which must be a Eurodollar Business Day) upon which Borrower desires to fix the interest rate on any portion of the Loan, which Interest Rate Selection Notice shall specify the portion of the Loan which is to bear interest at the LIBOR Rate and the initial Interest Period applicable thereto. Borrower may not revoke or rescind any Interest Rate Selection Notice. Unless Borrower shall have otherwise notified Lender in accordance with this Section 3.02(a), upon the expiration of any Interest Period, that portion of the Loan bearing interest at the LIBOR Rate during such Interest Period shall bear interest at the Prime Rate from and after the expiration of such Interest Period.

         (b) So long as any Event of Default has occurred and is continuing, each portion of the Loan

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subject to the Prime Rate shall bear interest on the outstanding principal amount thereof for each day until paid at a rate per annum equal to Three Percent (3%) over and above the Prime Rate. From and after the maturity of the Notes, whether by reason of acceleration or otherwise, each portion of the Loan subject to the Prime Rate shall bear interest, payable on demand, for each day until paid at a rate per annum equal to Three Percent (3%) over and above the Prime Rate.

         (c) So long as any Event of Default has occurred and is continuing, each each portion of the Loan subject to the LIBOR Rate shall bear interest on the outstanding principal amount thereof for each Interest Period applicable thereto at a rate per annum equal to Three Percent (3%) over and above the applicable LIBOR Rate. Interest shall be payable for each Interest Period on the last day thereof. From and after the maturity of the Notes, whether by reason of acceleration or otherwise, each each portion of the Loan subject to the LIBOR Rate shall bear interest, payable on demand, for each day until paid, at a rate per annum equal to Three Percent (3%) over and above the higher of (i) the applicable LIBOR Rate for the immediately preceding Interest Period or (ii) the Prime Rate.

         (d) Agent shall determine each interest rate applicable to the Loan and its determination thereof shall be conclusive in the absence of manifest error.

         (e) Interest on each portion of the Loan subject to the Prime Rate shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on each portion of the Loan subject to the LIBOR Rate shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period from and including the first day thereof to but excluding the last day thereof.

         3.03    Fees.
                 ----

         (a) Borrower shall pay each Lender a closing fee equal to 25/100 Percent (.25%) of the Loan Commitment of each Lender, due and payable contemporaneously with the execution of this Agreement (the "Closing Fee").

         (b) Borrower shall pay Agent the agency fee described in the separate fee letter executed by Agent and Borrower, due and payable contemporaneously with the execution of this Agreement (the "Agency Fee").

         (c) If Borrower fails to make any payment of any principal of or interest on the Loan within ten (10) days after the date the same shall become due and payable, whether by reason of maturity, acceleration or otherwise, in addition to all of the other rights and remedies of Agent and Lenders under this Agreement and at law or in equity, Borrower shall pay Lenders on demand with respect to each such late payment a late fee in an amount equal to Five Percent (5%) of the amount of each such late payment.

         3.04    Prepayment.
                 ----------

         (a) Borrower shall have the right to prepay all at any time or any portion from time to time of the unpaid principal of the Notes subject to the Prime Rate prior to maturity, without penalty or premium, provided that: (i) partial prepayments shall be applied to the installments of principal of the Notes in the inverse order of their stated maturities;
(ii) on each prepayment date, Borrower shall pay to the order of each Lender all accrued and unpaid interest on the principal portion of the Notes being prepaid to and including the date of such prepayment; and (iii) partial prepayments shall be in integral multiples of One Thousand Dollars ($1,000.00).

         (b)     Borrower may, upon at least three (3) Eurodollar
Business Day's notice to Agent specifying that it is paying a portion or portions of the Loan subject to the LIBOR Rate, pay said portions to which a given Interest Period applies, in whole, or in part in amounts aggregating $5,000,000.00 or any larger multiple of

$1,000,000.00, by paying the principal amount to be paid together with all accrued and unpaid interest thereon to and including the date of payment and any funding losses and other amounts payable under Section 3.08.

         3.05    Payments not on a Business Day. In the event any installment
                 ------------------------------
of principal or interest under the Notes shall become due on a day which is not a Business Day, such principal and interest shall be payable on the next succeeding Business Day.

         3.06    Place of Payment. Both principal and interest under the
                 ----------------
Notes are payable to Lenders in lawful currency of the United States in Federal or other immediately available funds at Agent's banking office at One Firstar Plaza, 7th & Washington Streets, St. Louis, Missouri 63101.

         3.07    Sharing of Payments. Lenders agree among themselves that,
                 -------------------
in the event that any Lender shall directly or indirectly obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, banker's lien or counterclaim, through the realization, collection, sale or liquidation of any Collateral or otherwise) on account of or in respect of the Loan or any other Borrower's Obligations in excess of its pro rata share of all such payments, such Lender(s) shall immediately purchase from the other Lender(s) participations in the Loan or other Borrower's Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that the Lenders share such payment ratably in accordance with their respective pro rata shares of the outstanding Loan and other Borrower's Obligations. Lenders further agree among themselves that if any such excess payment to a Lender shall be rescinded or must otherwise be restored, the other Lender(s) which shall have shared the benefit of such payment shall, by repurchase of participation theretofore sold, or otherwise, return its share of that benefit to the Lender whose payment shall have been rescinded or otherwise restored. Borrower agrees that any Lender so purchasing a participation in the Loan or other Borrower's Obligations to the other Lenders may exercise all rights of setoff, banker's lien and/or counterclaim as fully as if such Lender was a holder of the Loan or other Borrower's Obligations in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law any Bank receives a secured claim in lieu of a setoff to which this Section 3.07 would apply, such Lenders shall, to the extent practicable, exercise their rights in respect of such secured claim in a manner consistent with the rights of Lenders entitled under this Section
3.07 to share in the benefits of any recovery of such secured claim.

         3.08    Funding Losses. Notwithstanding any provision contained in
                 --------------
this Agreement to the contrary, (a) if Borrower makes any payment of principal with respect to any portion of the Loan subject to the LIBOR Rate on any day other than the last day of the Interest Period applicable thereto, or if Borrower fails to borrow or pay any portion of the Loan subject to the LIBOR Rate after notice has been given to by Borrower to Agent in accordance with Section 3.02, 3.04, or otherwise, Borrower shall reimburse Agent and Lenders on demand for any resulting losses and expenses incurred by them, including, without limitation, any losses incurred in obtaining, liquidating or employing deposits from third parties and any loss of margin for the period after any such payment, provided that Agent shall have delivered to Borrower a certificate setting forth in reasonable detail the calculation of the amount of such losses and expenses, which calculation shall be conclusive in the absence of demonstrable error.

         3.09    Basis for Determining Interest Rate Inadequate or Unfair.
                 --------------------------------------------------------
If with respect to any Interest Period: (a) deposits in dollars (in the applicable amounts) are not being offered to Agent or Lenders in the relevant market for such Interest Period, or (b) Agent or any Lender determines that the LIBOR Rate as determined pursuant to the definition thereof will not adequately and fairly reflect the cost to Lenders of maintaining or funding the portion of the Loan subject to the LIBOR rate for such Interest Period, Agent shall forthwith give notice thereof to Borrower which notice shall set forth in detail the basis for such notice, whereupon until Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, (i) the LIBOR Rate shall not be available to Borrower as an interest rate option on the Loan, and (ii) all of the then outstanding portions of the Loan subject to the LIBOR rate shall automatically convert to the Prime Rate on the last day of the then current Interest Period applicable to each such portion. Interest accrued on each such portion of the Loan subject to the LIBOR rate prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 3.08.

         3.10    Illegality. If, after the date of this Agreement, the adoption
                 ----------
of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or Lenders with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency shall make it unlawful or impossible for Lender to make, maintain or fund the Loan with the LIBOR Rate to Borrower, Agent shall forthwith give notice thereof to Borrower. Upon receipt of such notice, Borrower shall convert all of the then outstanding portions of the Loan subject to the LIBOR Rate on either (a) the last day of the then current Interest Period if Lenders may lawfully continue to maintain and fund the LIBOR Rate to such day or (b) immediately if Lenders may not lawfully continue to fund and maintain such portion to such day, to the Prime Rate in an equal principal amount. Interest accrued on each such portions of the Loan subject to the LIBOR rate prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 3.08.

         3.11    Increased Cost.
                 --------------

         (a) If (i) Federal Reserve Regulation D or (ii) after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or Lenders with any request or directive (whether or not having the force of law) of any such governmental or regulatory authority, central bank or comparable agency (a "Regulatory Change"): (A) shall subject Agent or Lenders to any tax, duty or other charge with respect to the LIBOR Rate, the Notes or its obligation to fund any portion of the Loan subject to the LIBOR Rate, or shall change the basis of taxation of payments to Agent or Lenders of the principal of or interest on any portion of the Loan subject to the LIBOR Rate or any other amounts due under this Agreement in respect of any portion of the Loan subject to the LIBOR Rate (except for taxes on or changes in the rate of tax on the overall net income of Agent or Lender); or (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit, capital or similar requirement against assets of, deposits with or for the account of, or credit extended or committed to be extended by, Agent or Lenders or shall, with respect to Agent or Lenders impose, modify or deem applicable any other condition affecting the any portion of the Loan subject to the LIBOR Rate, the Notes or Lenders' obligations to fund any portion of the Loan subject to the LIBOR Rate; and the result of any of the foregoing is to increase the cost to (or in the case of Federal Reserve Regulation D, to impose a cost on or increase the cost to) Agent or Lenders of making or maintaining the LIBOR Rate for any portion of the Loan, or to reduce the amount of any sum received or receivable by Agent or Lenders under this Agreement or under any of the Notes with respect thereto, by an amount deemed by Required Lenders to be material, and if Lenders are not otherwise fully compensated for such increase in cost or reduction in amount received or receivable by virtue of the inclusion of the reference to "LIBOR Reserve Percentage" in the calculation of the LIBOR Rate, then upon notice by Agent to Borrower, which notice shall set forth Agent's supporting calculations and the details of the Regulatory Change, Borrower shall pay Lenders, as additional interest, such additional amount or amounts as will compensate Lenders for such increased cost or reduction. The determination by Agent or Required Lenders under this Section of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount or amounts, Agent and Lenders may use any reasonable averaging and attribution methods.

         (b)     If Agent or any Lender demands compensation under
Section 3.11(a) above, Borrower may at any time, upon at least three (3) Eurodollar Business Day's prior notice to Agent, convert its then outstanding portion of the Loan subject to the LIBOR Rate to the Prime Rate in an equal principal amount. Interest accrued on each such outstanding portion(s) of the Loan subject to the LIBOR Rate prior to any such conversion shall be due and payable on the date of such conversion together with any funding losses and other amounts due under Section 3.08 and this
Section 3.11.

         3.12    Capital Adequacy. If, after the date of this Agreement,
                 ----------------
Agent or any Lender shall have determined in good faith that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Lenders with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on Lenders' capital in respect of its obligations under this Agreement to a level below that which Lenders could have achieved but for such adoption, change or compliance (taking into consideration Lenders' policies with respect to capital adequacy), then from time to time Borrower shall pay to Lenders upon demand such additional amount or amounts as will compensate Lenders for such reduction. All determinations made in good faith by Agent of the additional amount or amounts required to compensate Lenders in respect of the foregoing shall be conclusive in the absence of manifest error. In determining such amount or amounts, Lenders may use any reasonable averaging and attribution methods.

         3.13    Survival of Indemnities. All indemnities and all
                 -----------------------
provisions relating to reimbursement to Lender of amounts sufficient to protect the yield to Lenders with respect to the Loan, including, without limitation, Sections 3.08, 3.09, 3.10, 3.11 and 3.12 hereof, shall survive the payment of the Notes, the other Borrower's Obligations and the termination of this Agreement.

         3.14    Taxes.
                 -----

         (a) Any and all payments by Borrower to or for the account of any Lender under or in respect of this Agreement, any Note and/or any other Transaction Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of Lenders, taxes imposed on or measured by
         ---------
its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which Lenders are organized or any political subdivisions thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable by Borrower to Lenders under or in respect of this Agreement, any Note and/or any other Transaction Document, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.14(a)) each Lender receive an amount equal to the sum it would have received had no such deduction of Taxes been made, (ii) Borrower shall make such deductions, (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) Borrower shall furnish to Lenders, the original or a certified copy of a receipt evidencing payment thereof.

         (b) In addition, Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made under or in respect of this Agreement, any Note and/or any other Transaction Document or from the execution or delivery of, or otherwise with respect to, this Agreement, any Note and/or any other Transaction Document (hereinafter referred to as "Other Taxes").

         (c) Borrower agrees to indemnify Lenders for the full amount of Taxes or Other Taxes, respectively (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.14), paid by Lenders and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within fifteen (15) days from the date any Lender makes demand therefor, accompanied by a certificate of such Lender setting forth in reasonable detail its computation of the amount or amounts to be paid to it hereunder.

         (d) The provisions of this Section 3.14 shall survive any expiration or termination of this Agreement and the payment of the Notes and the other Borrower's Obligations.

SECTION 4.  PRECONDITIONS TO LOAN
---------------------------------

         Notwithstanding any provision contained herein to the contrary, Lenders shall have no obligation to make the Loan hereunder unless the following conditions shall have first been met:

         1. Agent shall have received this Agreement and the Notes (which shall then be delivered to each Lender), each executed by a duly authorized officer of Borrower;

         2. Agent shall have received the duly executed Pledge Agreement, collateral schedules, stock powers and such other documents as Agent may require in connection with the Pledge Agreement;

         3. Agent shall have received from Borrower the shares representing 100% of the common stock of each Subsidiary Bank (as verified by the Secretary of each Subsidiary Bank) as described in Schedule 5.14
                                                          -------------
attached hereto and incorporated by reference, all said shares to be issued in Borrower's name and accompanied by stock powers duly executed in blank by an authorized officer of Borrower;

         4. Agent shall have received a Federal Reserve Form U-1, executed by a duly authorized officer of Borrower;

         5. Agent shall have received a copy of resolutions of the Board of Directors of Borrower, duly adopted, which authorize the execution, delivery and performance of this Agreement, the Notes, the Pledge Agreement and the other Transaction Documents, certified by the President and Secretary of Borrower;

         6. Agent shall have received a copy of the Certificate or Articles of Incorporation of Borrower, including any amendments thereto, certified by the Secretary of the Borrower.

         7. Agent shall have received a copy of the By-Laws of Borrower, including any amendments thereto, certified by the Secretary of Borrower;

         8. Agent shall have received a certificate of corporate good standing of Borrower issued by the Secretary of State of the State of Missouri;

         9. Borrower shall provide Lenders with evidence that Borrower has raised a minimum of $40,000,000.00 from the issuance of trust preferred securities by Allegiant Capital Trust II;

         10. No material adverse change in the financial condition of Borrower or any of the Subsidiary Banks shall have occurred since December 31, 2000;

         11. No pending or threatened litigation or other proceeding or investigation shall exist which might materially and adversely affect the prospects, operation or condition (financial or otherwise) of Borrower or any Subsidiary Bank;

         12. Neither Borrower nor any Subsidiary Bank shall have defaulted, or shall have taken or failed to take any action which, unless corrected, would give rise to a default, on any of their Indebtedness; and

         13. Agent shall have first received such other agreements, documents, instruments, certificates and assurances as Agent may reasonably request.

         14. Lenders shall have received the Closing Fee and Agent shall have received the Agency Fee.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.
------------------------------------------

         To induce Agent and Lenders to make the Loan, Borrower hereby represents and warrants to Agent and Lenders that:

         5.01    Corporate Existence and Power. Borrower, each Subsidiary
                 -----------------------------
Bank, and each other Subsidiary of Borrower: (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted; and (c) is duly qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, financial condition or operations. Borrower is a "bank holding company" as defined in and within the meaning of 12 U.S.C. Section 1841 et seq., and as such
                                                    -- ---
Borrower has filed all necessary reports with and received all necessary approvals from The Board of Governors of the Federal Reserve System. Each Subsidiary Bank is an "insured bank" as defined in and within the meaning of 12 U.S.C. Section 1813.

         5.02    Corporate Authorization. The execution, delivery and
                 -----------------------
performance by Borrower of this Agreement, the Notes, the Pledge Agreement, and the other Transaction Documents are within the corporate powers of Borrower and have been duly authorized by all necessary corporate action.

         5.03    Binding Effect. This Agreement, the Notes, the Pledge
                 --------------
Agreement, and the other Transaction Documents have been duly authorized, executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights in general.

         5.04    Financial Statements. Borrower has furnished Lenders with
                 --------------------
the following financial statements, identified by the principal financial officer of Borrower: (1) consolidated and consolidating balance sheets, income statements and cash flow statements of Borrower and its Subsidiaries as of December 31, 2000, all certified by Borrower's independent certified public accountants, which financial statements have been prepared in accordance with generally accepted accounting principles consistently applied; and (2) an unaudited consolidated balance sheet and an unaudited consolidated income statement of Borrower and its Subsidiaries as of June 30, 2001, certified by the principal financial officer of Borrower as being true and correct to the best of his or her knowledge and as being prepared in accordance with Borrower's normal accounting procedures. Borrower further represents and warrants to Lender that: (1) said balance sheets and their accompanying notes fairly present the condition of Borrower and its Subsidiaries as of the dates thereof,
(2) there has been no material adverse change in the condition or operation, financial or otherwise, of Borrower or any of its Subsidiaries since June 30, 2001, and (3) neither Borrower nor any of its Subsidiaries has any direct or contingent liabilities which are not disclosed on said financial statements.

         5.05    Litigation. Except as disclosed in Schedule 5.05, there
                 ----------                         -------------
is no action or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower before any court, arbitrator or governmental, regulatory or administrative body, agency or official which could result in any material adverse change in the condition or operation, financial or otherwise, of Borrower, any Subsidiary Bank, any other Subsidiary of Borrower, and none of Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower is in default with respect to any order, writ, injunction, decision or decree of any court, arbitrator or governmental, regulatory or administrative body, agency or official, a default under which could have a material adverse effect on the condition or operation, financial or otherwise, of Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower.

         5.06    Pension and Welfare Plans. Each Pension Plan complies
                 -------------------------
with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; none of Borrower, any ERISA Affiliate, any Subsidiary Bank, or any other Subsidiary of Borrower has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by Borrower, any ERISA Affiliate, any Subsidiary Bank, or any other Subsidiary of Borrower to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by Borrower, any ERISA Affiliate, any Subsidiary Bank, or any other Subsidiary of Borrower of any material liability, fine or penalty; and none of Borrower, any ERISA Affiliate, any Subsidiary Bank, or any other Subsidiary of Borrower is a "contributing sponsor" as defined in Section 4001(a)(13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. None of Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower has any contingent liability with respect to any "employee welfare benefit plans", as such term is defined in Section 3(a) of ERISA, which covers retired employees and their beneficiaries.

         5.07    Tax Returns and Payment. Borrower, Subsidiary Banks, and
                 -----------------------
each other Subsidiary of Borrower have filed all Federal, state and local income tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to such returns or pursuant to any assessment received by Borrower, Subsidiary Banks, or such other Subsidiary of Borrower, as the case may be, except for the filing of such returns, if any, in respect of which an extension of time for filing is in effect.

         5.08    Subsidiaries. Borrower has no Subsidiaries other than
                 ------------
Subsidiary Banks and Subsidiary Banks have no Subsidiaries except those Subsidiaries described in Schedule 5.08 attached hereto and incorporated by
                          -------------
reference.

         5.09    Compliance With Other Instruments; None Burdensome. None of
                 --------------------------------------------------
the execution and delivery by Borrower of the Transaction Documents, the consummation of the transactions therein contemplated or the compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower, Subsidiary Banks, or any other Subsidiary of Borrower, or any of the provisions of Borrower's Articles of Incorporation or By-Laws or any of the provisions of any indenture, agreement, document, instrument or undertaking to which Borrower, Subsidiary Banks, or any other Subsidiary of Borrower is a party or subject, or by which it or its Property is bound. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory, administrative or public body or authority, or any subdivision thereof, or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery or performance of, or the legality, validity, binding effect or enforceability of, any of the Transaction Documents.

         5.10    Other Loans and Guarantees. Except as disclosed on
                 --------------------------
Schedule 5.10 attached hereto, none of Borrower, Subsidiary Banks, or any
-------------
other Subsidiary of Borrower is borrower, guarantor or obligor with respect to any loan transaction, Guarantee or other Indebtedness for borrowed money.

         5.11    Title to Property. Borrower, Subsidiary Banks, and each
                 -----------------
other Subsidiary of Borrower are the sole and absolute owners of, or have the legal right to use and occupy, all Property they claim to own or which is necessary for Borrower, Subsidiary Banks, or such other Subsidiary of Borrower to conduct their business. None of Borrower, Subsidiary Banks, or any other Subsidiary of Borrower has signed any financing statements, security agreements or chattel mortgages with respect to any of its Property, has granted or permitted any Liens with respect to any of its Property or has any knowledge of any Liens with respect to any of its Property, except as disclosed on Schedule 5.11 attached hereto.
                                 -------------

         5.12    Regulation U. No part of the proceeds of the Loan will be
                 ------------
used, whether directly or indirectly, and whether immediately, incidentally or ultimately (a) to purchase or carry margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund or repay indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of any of the Regulations of The Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U, T or X thereof, as amended. If requested by Lender, Borrower shall furnish to Lender a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         5.13    Environmental Matters. There are no disputes pending (nor,
                 ---------------------
to the knowledge of Borrower, are there any disputes threatened nor, to the knowledge of Borrower, is there any basis therefor) affecting
Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower, whether or not in or before any court or arbitrator of any kind or involving any governmental or regulatory body, which, if adversely determined, could, singly or in the aggregate, have a material adverse effect on the business, Properties, assets, liabilities, financial condition, results of operations or business prospects of Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower or on the ability of Borrower to perform its obligations hereunder or under the Notes or any of the other Transaction Documents, relating to environmental matters, including, without limitation, any notice from any agency, state or Federal, that Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower is a potentially responsible party for the cleanup of any environmental waste site, that Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower is in violation of any environmental permit or regulation, that Borrower, Subsidiary Banks, or any other Subsidiary of Borrower has been placed on any registry of solid or hazardous waste disposal sites, or of the expiration, revocation or denial of any environmental permit or other loss of interim status or other current authorization to operate any unit or portion of the facilities of Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower.

         5.14    Shares of Subsidiary Banks. The authorized capital of each
                 --------------------------
Subsidiary Bank consists solely of the number of shares of common stock having the par value described in Schedule 5.14 attached hereto and
                                  -------------
incorporated by reference. As of the date hereof, Borrower is the sole legal and beneficial owner of all of the shares of common stock of each Subsidiary Bank, representing One Hundred Percent (100%) of all of the outstanding and issued shares of common stock of each Subsidiary Bank, subject to no Liens, warrants, options, proxies or restrictions on transfer, resale or other disposition (except those in favor of Agent or Lenders); that all of such shares are all validly issued, fully paid and nonassessable; and that Borrower has the unqualified right and power to grant a security interest in such shares without the consent of any other Person being required therefor. As of the date hereof, there are no warrants or options, or any agreements to issue any warrants or options, outstanding with respect to any class of capital stock of each Subsidiary Bank.

SECTION 6.  AFFIRMATIVE COVENANTS.
---------------------------------

         Borrower covenants and agrees that, so long as any of Borrower's Obligations are outstanding, it will:

         6.01    Insurance. (a) Keep adequately insured, and cause each
                 ---------
Subsidiary Bank, and each other Subsidiary of Borrower to keep adequately insured, by financially sound and reputable insurers acceptable to Lender and in amounts reasonably acceptable to Agent and Required Lenders, all Property of Borrower, each Subsidiary Bank, and the other Subsidiaries of Borrower of the character usually insured by corporations engaged in the same or similar businesses similarly situated, against loss or damage of the kind customarily insured against by such corporations and acceptable to Agent, (b) Provide, and cause Borrower, each Subsidiary Bank and the other Subsidiaries of Borrower to provide their directors and officers with directors and officers insurance from financially sound and reputable insurers acceptable to Lender and in amounts reasonably acceptable to Agent and Required Lenders, and (c) Cause each Subsidiary Bank to maintain coverage under a banker's blanket bond in an amount equal to the greater of the amount of coverage currently maintained by each Subsidiary Bank or the minimum coverage recommended by the American Banker's Association, plus such excess fidelity coverage as Agent may reasonably request from time to time. Promptly after Agent's or any Lender's request therefor, Borrower shall provide Agent and Lenders with evidence that Borrower maintains, and that Subsidiary Banks, and the other Subsidiaries of Borrower maintain, the insurance required under this Section 6.01, and evidence of the payment of all premiums therefor.

         6.02    Payment of Taxes. Duly file, and cause each Subsidiary
                 ----------------
Bank, and each other Subsidiary of Borrower to duly file, all Federal, state and local income tax returns and all other tax returns and reports of Borrower, each Subsidiary Bank, or such other Subsidiary of Borrower, as the case may be, which are required to be filed; and pay, and cause each Subsidiary Banks, and each other Subsidiary of Borrower to pay, when due, all taxes and governmental charges assessed against or upon Borrower, each Subsidiary Bank, or such other Subsidiary of Borrower, as the case may be, or upon their respective Properties, assets, income or franchises.

         6.03    Financial Data. Deliver to Agent and Lenders:
                 --------------

         (a)     As soon as practicable and in any event within forty five
(45) days after the end of each fiscal quarter of Borrower (other than the last fiscal quarter of each fiscal year of Borrower) an unaudited consolidated statement of earnings and retained earnings of Borrower and its Subsidiaries for the period from the beginning of the current fiscal year to the end of such fiscal quarter, and an unaudited consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and prepared in accordance with generally accepted accounting principles consistently applied and certified to Agent and Lenders by the principal financial officer of Borrower, subject to changes resulting from normal year-end adjustments;

         (b) As soon as practicable and in any event within ninety (90) days after the end of each fiscal year of Borrower, consolidated and consolidating statements of earnings and retained earnings of Borrower and its Subsidiaries for such year, consolidated and consolidating statements of cash flows of Borrower and its Subsidiaries for such year and consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding fiscal year, all such statements to be prepared in accordance with generally accepted accounting principles consistently applied and reported on and accompanied by the unqualified opinion of independent certified public accountants selected by Borrower and acceptable to Required Lenders together with (i) a certificate from such accountants to the effect that, in making the examination necessary for the signing of such annual audit report, such accountants have not become aware of any Default or Event of Default that has occurred and is continuing, or, if such accountants have become aware of any such event, describing it and the steps, if any, being taken to cure it and (ii) the computations evidencing Borrower's compliance with the financial covenants contained in this Agreement;

         (c) Contemporaneously with the delivery of the financial statements pursuant to Sections 6.03(a) and (b) hereof, a certificate in substantially the form of that attached hereto and made a part hereof as Exhibit B (with appropriate insertions), executed by two (2) of the
---------
following officers of Borrower: Chief Executive Officer, or Chief Financial Officer, or Chief Credit Officer;

         (d) Promptly after filing with any Regulatory Agency, and in any event within ten (10) days after the filing thereof, copies of all financial statements, reports, filings and other documents which Borrower, any Subsidiary Banks, or any other Subsidiary of Borrower shall file with any Regulatory Agency;

         (e) Within ten (10) days after the transmission or receipt thereof, copies of all correspondence, memoranda or other written communication between any Regulatory Agency and Borrower, any Subsidiary Banks, or any other Subsidiary of Borrower relating to any safety and soundness issues;

         (f) With reasonable promptness, such other financial information and data regarding Borrower, Subsidiary Banks, and/or any other Subsidiary of Borrower as Agent and Lenders may from time to time reasonably request.

         Agent and Lenders are hereby authorized to deliver a copy of any financial statement or other information made available by Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower to any Regulatory Agency having jurisdiction over Agent and Lenders, pursuant to any request therefor.

         6.04    Maintenance of Property. Maintain, and cause Subsidiary
                 -----------------------
Banks, the and each other Subsidiary of Borrower to maintain, all Property, plants and equipment (except obsolete equipment) of Borrower, Subsidiary Banks, and each other Subsidiary of Borrower in good operating order, and from time to time make, and cause Subsidiary Banks, the and each other Subsidiary of Borrower to make, all needful and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

         6.05    Inspection. Permit, and cause each Subsidiary Bank, and
                 ----------
each other Subsidiary of Borrower to permit, any person designated by Agent or any Lender to visit, inspect and audit any of the Properties, corporate books, loan documentation, loan portfolios, loan files and financial records of Borrower, any Subsidiary Bank, and each other Subsidiary of Borrower and to discuss the affairs, finances and accounts of Borrower, any Subsidiary Bank, and each other Subsidiary of Borrower with the principal officers of Borrower, any Subsidiary Bank, and each other Subsidiary of Borrower, all at such reasonable times and as often as Lender may from time to time reasonably request.

         6.06    Corporate Existence. Do or cause to be done all things
                 -------------------
necessary to (a) preserve and keep in full force and effect the corporate existence, rights and franchises of itself, Subsidiary Banks, and each other Subsidiary of Borrower, (b) duly qualify itself, Subsidiary Banks, and each other Subsidiary of Borrower to do business in all jurisdictions where the nature of Property owned or leased by Borrower, Subsidiary Banks, or such other Subsidiary of Borrower or the nature of the business of Borrower, Subsidiary Banks, the or such other Subsidiary of Borrower requires such qualification, (c) maintain its status as a "bank holding company" under and within the meaning of 12 U.S.C. Section 1841 et seq., (d) cause any
                                             -- ---
Subsidiary Bank that is a Missouri banking corporation to preserve and keep in full force and effect its existence, franchise and right to do business as a state bank under the laws of the State of Missouri, (e) cause any Subsidiary Bank that is a national banking association to preserve and keep in full force and effect its existence, franchise and right to do business as a national banking association under the laws of the United States of America, and (f) maintain each Subsidiary Bank's status as an "insured bank" as defined in, and within the meaning of, 12 U.S.C. Section 1813, and to otherwise maintain Subsidiary Banks's eligibility for Federal deposit insurance.

         6.07    Compliance with Law. Comply with, and cause each
                 -------------------
Subsidiary Bank, and each other Subsidiary of Borrower to comply with, any and all laws (including all Environmental Laws), ordinances and governmental and regulatory rules and regulations to which it, each Subsidiary Bank, or such other Subsidiary of Borrower is subject; and obtain, and cause each Subsidiary Bank, and each other Subsidiary of Borrower to obtain, any and all licenses, permits, franchises and other governmental and regulatory authorizations necessary to the ownership of the Properties of itself, each Subsidiary Bank, or such other Subsidiary of Borrower, or to the conduct of the business of itself, each Subsidiary Bank, or such other Subsidiary of Borrower, which violation or failure to obtain might materially adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of Borrower, each Subsidiary Bank, or any other Subsidiary of Borrower.

         6.08    ERISA Compliance. If Borrower, Subsidiary Banks, or any
                 ----------------
other Subsidiary of Borrower shall have, or in the future create, any Pension Plan, Borrower shall comply with, and shall cause Subsidiary Banks, and/or such other Subsidiary of Borrower, as the case may be, to comply with, all requirements of ERISA relating to such plan. Without limiting the generality of the foregoing, Borrower will not: (a) permit, or cause or allow Subsidiary Banks, or any other Subsidiary of Borrower to permit, any Pension Plan maintained by it, Subsidiary Banks, or any other Subsidiary of Borrower, as the case may be, to engage in any nonexempt "prohibited transaction", as such term is defined in Section 4975 of the Code; (b) permit, or cause or allow Subsidiary Banks, or any other Subsidiary of Borrower to permit, any Pension Plan maintained by it, Subsidiary Banks, or any other Subsidiary of Borrower, as the case may be, to incur any "accumulated funding deficiency," as such term is defined in
Section 302 of ERISA, 29 U.S.C. Section 1082, whether or not waived; (c) terminate, or cause or allow Subsidiary Banks, or any other Subsidiary of Borrower to terminate, any such Pension Plan in a manner which could result in the imposition of a Lien on the Property of Borrower, Subsidiary Banks, or any other Subsidiary of Borrower, as the case may be, pursuant to Section 4068 of ERISA, 29 U.S.C. Section 1368; or (d) take, or cause or allow Subsidiary Banks, the or any other Subsidiary of Borrower to take, any action which would constitute or give rise to a complete or partial withdrawal from a Multiemployer Plan within the meaning of Sections 4203 and 4205 of Title IV of ERISA. Notwithstanding any provision contained in this Section 6.08 to the contrary, an act by Borrower, Subsidiary Banks, or any other Subsidiary of Borrower shall not be deemed to constitute a violation of subparagraphs (a) through (d) hereof unless Required Lenders determines in good faith that said action, individually or cumulatively with other acts of Borrower, Subsidiary Banks, and the other Subsidiaries of Borrower, does have or is likely to cause a significant adverse financial effect upon Borrower, Subsidiary Banks, or any other Subsidiary of Borrower. Borrower shall have the affirmative obligation hereunder to report to Lenders any of those acts identified in subparagraphs (a) through (d) hereof, regardless of whether said act does or is likely to cause a significant adverse financial effect upon Borrower, Subsidiary Banks, or any other Subsidiary of Borrower, and failure by Borrower to report such act promptly upon Borrower's becoming aware of the existence thereof shall constitute an Event of Default hereunder.

         6.09    Risk-Based Capital Adequacy Guidelines. Comply with, and
                 --------------------------------------
remain "well capitalized" as defined in, and cause each Subsidiary Bank, and each other Subsidiary of Borrower to comply with, and to remain "well capitalized" as defined in, as to the extent applicable (a) the Risk-Based Capital Adequacy Guidelines for Bank Holding Companies of The Board of Governors of the Federal Reserve System as set forth in Appendix A to 12 C.F.R. Part 225, as from time to time amended, or in any successor law, rule or regulation of similar import, (b) the Risk-Based Capital Adequacy Guidelines for National Banking Associations of the Office of the Comptroller of the Currency as set forth in Appendix A to 12 C.F.R. Part 3, as from time to time amended, or in any successor law, rule or regulation of similar import, (c) the Capital Adequacy Guidelines for State Member Banks of The Board of Governors of the Federal Reserve System as set forth in Appendix A to 12 C.F.R. Part 208, as from time to time amended, or in any successor law, rule or regulation of similar import, (d) the Statement of Policy on Risk-Based Capital for State Nonmember Banks of the Federal Deposit Insurance Corporation as set forth in Appendix A to 12 C.F.R. Part 325, as from time to time amended, or in any successor law, rule or regulation of similar import and (e) the Capital Adequacy Guidelines of the Office of Thrift Supervision as set forth in 12 C.F.R. Part 367, as from time to time amended, or in any successor law, rule or regulation of similar import.

         6.10    Ratio of Loan and Lease Loss Reserve to all Loans.
                 -------------------------------------------------
Maintain as of the last day of each fiscal quarter during the Term of this Agreement an allowance for possible loan and lease losses (determined on a consolidated basis for Borrower and all of its Subsidiaries and in accordance with generally accepted accounting principles consistently applied) in an amount which equals or exceeds One Percent (1%) of the then aggregate principal amount of all outstanding loans of Borrower (determined on a consolidated basis for Borrower and all of its Subsidiaries and in accordance with generally accepted accounting principles consistently applied). Borrower will cause Subsidiary Banks, and each other Subsidiary which is a state bank, thrift, savings and loan, trust company, Federal savings bank or national banking association to maintain at all times during the Term of this Agreement an allowance for loan and lease losses in an amount which equals or exceeds the amount required by or by reason of any law, regulation, rule or order of any Regulatory Agency having jurisdiction over Borrower or such Subsidiary of Borrower.

         6.11    Ratio of Loan and Lease Loss Reserve to all Non-Performing
                 ----------------------------------------------------------
Loans. Maintain as of the last day of each fiscal quarter during the Term of
-----
this Agreement an allowance for possible loan and lease losses (determined on a consolidated basis for Borrower and all of its Subsidiaries and in accordance with generally accepted accounting principles consistently applied) in an amount which equals or exceeds One Hundred Percent (100%) of the aggregate amount of all Non-Performing Assets consisting of loans or extensions of credit (determined on a consolidated basis for Borrower and all of its Subsidiaries and in accordance with generally accepted accounting principles consistently applied). Borrower will cause Subsidiary Banks, and each other Subsidiary which is a state bank, thrift, savings and loan, trust company, Federal savings bank or national banking association to maintain at all times during the Term of this Agreement an allowance for loan and lease losses in an amount which equals or exceeds the amount required by or by reason of any law, regulation, rule or order of any Regulatory Agency having jurisdiction over Borrower or such Subsidiary of Borrower.

         6.12    Ratio of Net Income to Total Assets. Maintain at all times
                 -----------------------------------
during the Term of this Agreement a ratio of Net Income to average total assets of at least 75/100 Percent (.75%) (determined on a consolidated basis for Borrower and all of its Subsidiaries and in accordance with generally accepted accounting principles consistently applied), for each four (4) consecutive fiscal quarter period of Borrower commencing with the four (4) consecutive fiscal quarter period ending December 31, 2001.

         6.13    Notices. Notify Agent and Lenders in writing of any of
                 -------
the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

                 (a)    Default.  The occurrence of any Default or Event of
                        -------
         Default under this Agreement or any default or event of default by Borrower, any other Obligor, any Subsidiary Bank, or any other Subsidiary of Borrower under any note, indenture, loan agreement, mortgage, deed of trust, security agreement, lease or other similar agreement, document or instrument to which Borrower, any other Obligor, any Subsidiary Bank, or any other Subsidiary of Borrower, as the case may be, is a party or by which it is bound or to which it is subject;

                 (b)    Litigation.  The institution of any litigation,
                        ----------
         arbitration proceeding or governmental or regulatory proceeding affecting Borrower, any other Obligor, any Subsidiary Bank, any other Subsidiary of Borrower or any Collateral, whether or not considered to be covered by insurance;

                 (c)    Judgment.  The entry of any judgment or decree
                        --------
         against Borrower, any other Obligor, any Subsidiary Bank, or any other Subsidiary of Borrower;

                 (d)    Pension Plans.  The occurrence of a Reportable Event
                        -------------
         with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by Borrower, any ERISA Affiliate, any other Obligor, any Subsidiary Bank, or any other Subsidiary of Borrower; the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person to terminate any Pension Plan; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, of ERISA by Borrower, any ERISA
         Affiliate, any other Obligor, any Subsidiary Bank, or any other Subsidiary of Borrower from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of Borrower, any other Obligor, any Subsidiary Bank, or any other Subsidiary of Borrower with respect to any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which covers retired employees and their beneficiaries;

                 (e)    Change of Name.  Any proposed change in the name of
                        --------------
         Borrower, any other Obligor, any Subsidiary Bank, or any other Subsidiary of Borrower;

                 (f)    Change in Place(s) of Business.  Any proposed
                        ------------------------------
         opening, closing or other change of any place of business of Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower;

                 (g)    Environmental Matters.  Receipt of any notice that
                        ---------------------
         the operations of Borrower, any other Obligor, any Subsidiary Bank, or any other Subsidiary of Borrower are not in full compliance with any of the requirements of any applicable Federal, state or local environmental, health or safety law, rule or regulation; receipt of notice that Borrower, any other Obligor, any Subsidiary Bank, or any other Subsidiary of Borrower is subject to any Federal, state or local investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste, substance or constituent or other substance into the environment; or receipt of notice that any of the Properties or assets of Borrower, any other Obligor, Subsidiary Banks, or any other Subsidiary of Borrower are subject to an "Environmental Lien." For purposes of this Section 5.14, "Environmental Lien" shall mean a Lien in favor of any governmental or regulatory agency, entity, authority or official for (i) any liability under Federal, state or local environmental laws, rules or regulations or (ii) damages arising from or costs incurred by any such governmental or regulatory agency, entity, authority or official in response to a release of a hazardous or toxic waste, substance or constituent or other substance into the environment;

                 (h)    Material Adverse Change.  The occurrence of any
                        -----------------------
         material adverse change in the business, operations or condition, financial or otherwise, of Borrower, any other Obligor, any Subsidiary Bank, or any other Subsidiary of Borrower; and

                 (i)    Regulatory Matters.  The issuance of any cease and
                        ------------------
         desist order against Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower by any Regulatory Agency and/or the entry of any memorandum of understanding or other agreement between Borrower, any Subsidiary Bank, and/or any other Subsidiary of Borrower and any Regulatory Agency, regardless of whether the same is voluntary or involuntary.

SECTION 7.  NEGATIVE COVENANTS.
------------------------------

         Borrower covenants and agrees that, as long as any of its Obligations are outstanding, it will not, and it will not cause or permit any Subsidiary Bank, or any other Subsidiary of Borrower to, without the prior written consent of Required Lenders to:

         7.01    Indebtedness. Create or incur any Indebtedness except
                 ------------
(a) to Lenders as described in this Agreement, (b) Indebtedness of Subsidiary Banks and to creditors in the ordinary course of their respective banking businesses and (c) Indebtedness of Borrower which constitutes Subordinated Indebtedness.

         7.02    Merger or Consolidation, etc. Merge into, consolidate
                 ----------------------------
with any other Person, or change its name, or permit any other Person to merge into, consolidate with it, or change its name; provided, that South Side National Bank of St. Louis may merge into Allegiant Bank; and provided further that, the branch offices and other Property acquired from Guardian Savings Bank may be merged into or combined with Allegiant Bank.

         7.03    Sale of Property. Sell, lease, transfer or otherwise dispose
                 ----------------
of any Property or assets except in the ordinary course of business.

         7.04    Distributions. Declare or incur any liability to make any
                 -------------
Distribution in respect of the capital stock of Borrower, the capital stock of any Subsidiary Bank, and the capital stock of or the capital stock of any other Subsidiary of Borrower, except that (a) Subsidiary Banks, and each other Subsidiary of Borrower shall be permitted to pay cash dividends to Borrower to the extent necessary to pay Borrower's Obligations then due and payable to Lenders and which are actually applied toward payment of Borrower's Obligations and (b) so long as (i) no Default or Event of Default under this Agreement has occurred and is continuing or would be created by or result from the payment of such dividends and (ii) Required Lenders have consented in writing to the payment of such dividends, Borrower shall be permitted to declare and pay cash dividends on its capital stock in an aggregate amount of not more than Twenty Five Percent (25%) of Borrower's Net Income during each fiscal year.

         7.05    Issuance of Stock, etc. Authorize or issue any new types,
                 ----------------------
varieties or classes of capital stock of any Subsidiary Bank, or any other Subsidiary of Borrower, either preferred or common, voting or nonvoting, or any bonds or debentures, subordinated or otherwise, or any stock warrants or options, or authorize or issue any additional shares of stock of any existing class of stock of any Subsidiary Bank, or any other Subsidiary of Borrower, or grant any person other than Lender any proxy for existing shares, or cause or allow or declare any stock splits or take any other action which could, directly or indirectly, decrease Borrower's ownership interest in any Subsidiary Bank, or any other Subsidiary of Borrower; provided, that, Borrower may implement a stock incentive program for the officers and employees of Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower.

         7.06    Default. Allow to occur, or to continue unremedied, any
                 -------
act, event or condition which constitutes a default or event of default, or which, with the passage of time or giving of notice, or both, would constitute a default or event of default under, any agreement, document or instrument to which Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower is a party or by which Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower may be bound.

         7.07    Investments. Make any advances or loans or extensions of
                 -----------
credit to, purchase any stock, bonds, notes, debentures or other securities of, make any expenditures on behalf of or in any manner assume liability (direct, contingent or otherwise) for the Indebtedness of, any Person, except (a) such Guarantees, loans, advances and/or investments made by Subsidiary Banks, and the other Subsidiaries of Borrower in the ordinary course of their respective banking and/or mortgage businesses, (b) loans or advances from Borrower and/or to the Subsidiary Banks, (c) investments in certificates of deposit, repurchase agreements or other short-term direct obligations of any commercial bank located in the United States of America having capital resources in excess of $20,000,000.00 (provided, however, that such certificates of deposit, repurchase agreements and/or other short-term direct obligations shall mature not more than one (1) year from the date of acquisition thereof), (d) investments in obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States (provided, however, that such obligations shall mature not more than one (1) year from the date of acquisition thereof) and (e) shares of stock, obligations and/or other securities received in settlement of claims arising in the ordinary course of business.

         7.08    Liens. Create, incur, assume, permit the imposition of or
                 -----
allow the continuance of any Lien on any of the Property of Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower, except for (a) Liens securing government deposits at Subsidiary Banks, (b) Liens on Property or assets acquired by any Subsidiary Bank, or any other Subsidiary of Borrower by foreclosure or by deed in lieu of foreclosure and (c) the Liens existing as of the date of this Agreement which are listed on Schedule 5.11 attached
                                                     -------------
hereto.

         7.09    Subsidiaries and Related Companies. (a) Transfer any
                 ----------------------------------
Property to any Related Party, (b) purchase or sign any agreement to purchase any securities of any Related Party (whether debt, equity or otherwise), underwrite or Guarantee the same, or otherwise become obligated with respect thereto or (c) take any other action or permit any action to be taken with respect to any Related Party which would jeopardize either Borrower's ability to repay the Loan, or any portion thereof, as the same becomes due and payable, or the security given to Agent and Lenders with respect to the Loan.

         7.10    Use of Proceeds. Use or permit any proceeds of the Loan
                 ---------------
to be used either directly or indirectly for the purpose (whether immediate, incidental or ultimate) of "purchasing or carrying any margin stock" within the meaning of Regulation U of The Board of Governors of the Federal Reserve System, as from time to time amended.

         7.11    Insider Loans. Allow, cause or permit the total amount of
                 -------------
Indebtedness of Insiders to any Subsidiary Bank then outstanding plus the then outstanding total amount of participations of Controlled Banks in Indebtedness of which any Subsidiary Bank is a party, participant or agent, to at any time equal or exceed any maximum amount then established by any Regulatory Agency having jurisdiction over Borrower or Subsidiary Banks, or by applicable law, regulation, rule or order.

         7.12    Non-Performing Assets. Allow, cause or permit as of the
                 ---------------------
last day of each fiscal quarter during the Term of this Agreement: (a) the aggregate amount of the Non-Performing Assets for any Subsidiary Bank to equal or exceed Eighteen Percent (18%) of the then Primary Capital of any Subsidiary Bank (determined in accordance with generally accepted accounting principles consistently applied) at any time during the Term of this Agreement; and (b) the aggregate amount of Borrower's Non-Performing Assets (determined on a consolidated basis for Borrower and all of its Subsidiaries and in accordance with generally accepted accounting principles consistently applied) to equal or exceed Fifteen Percent (15%) of Borrowers' then Primary Capital (determined on a consolidated basis for Borrower and all of its Subsidiaries and in accordance with generally accepted accounting principles consistently applied) at any time during the Term of this Agreement.

         7.13    Nature of Business. Conduct or engage in any business if,
                 ------------------
as a result thereof, the general nature of the business which would thereafter be engaged in by Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower, as the case may be, would be substantially changed from the general nature of the business engaged in on the date of this Agreement by Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower, as the case may be.

         7.14    Other Agreements. Enter into any agreement containing any
                 ----------------
provision which would be violated or breached by the performance of its obligations hereunder or under any of the other Transaction Documents.

         7.15    Sale and Leaseback. Enter into any sale and leaseback of any
                 ------------------
Property.

SECTION 8.  EVENTS OF DEFAULT.
-----------------------------

         If any of the following ("Events of Default") shall occur and be continuing:

         8.01 Borrower shall fail to pay any of Borrower's Obligations as and when the same shall become due and payable, whether by reason of demand, maturity, acceleration or otherwise;

         8.02 Any representation or warranty of Borrower made in this Agreement or in any of the other Transaction Documents or in any certificate, agreement, instrument or statement furnished or made or delivered pursuant hereto or thereto or in connection herewith or therewith, shall prove to have been untrue or incorrect in any material respect when made or effected;

         8.03 Borrower shall fail to perform or observe any term, covenant or provision contained in Sections 6 and 7 hereof;

         8.04 Borrower shall fail to perform or observe any other term, covenant or provision contained in this Agreement and any such failure shall remain unremedied for thirty (30) days after the earlier of (a) written notice of default is given to Borrower by Agent or any Lender, or (b) an officer of Borrower obtaining knowledge of such default;

         8.05 This Agreement or any of the other Transaction Documents shall at any time for any reason cease to be in full force and effect or shall be declared to be null and void by a court of competent jurisdiction, or if the validity or enforceability hereof or thereof shall be contested or denied by Borrower, or if Borrower shall deny that it has any further liability or obligation hereunder or thereunder or if Borrower shall fail to comply with or observe any of the terms, provisions or conditions contained in any of the Transaction Documents (other than this Agreement);

         8.06 Any "Event of Default" (as defined therein) shall occur under or within the meaning of the Pledge Agreement;

         8.07 Borrower, any Subsidiary Bank, any other Subsidiary of Borrower or any other Obligor shall (a) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (b) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (c) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official of itself, himself or herself or of a substantial part of its, his or her Property or assets, (d) file an answer admitting the material allegations of a petition filed against itself, himself or herself in any such proceeding, (e) make a general assignment for the benefit of creditors, (f) become unable, admit in writing its, his or her inability or fail generally to pay its, his or her debts as they become due, (g) become insolvent in either the equity or bankruptcy sense of the term or (h) take any corporate or other action for the purpose of effecting any of the foregoing;

         8.08 An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (a) relief in respect of Borrower, any Subsidiary Bank, any other Subsidiary of Borrower or any other Obligor, or of a substantial part of the Property or assets of Borrower, any Subsidiary Bank, any other Subsidiary of Borrower or any other Obligor, under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership, liquidation or similar law, (b) the appointment of a receiver, trustee, custodian, sequestrator or similar official of Borrower, any Subsidiary Bank, any other Subsidiary of Borrower or any other Obligor or of a substantial part of the Property or assets of Borrower, any Subsidiary Bank, any other Subsidiary of Borrower or any other Obligor or (c) the winding-up or liquidation of Borrower, any Subsidiary Bank, any other Subsidiary of Borrower or any other Obligor; and any such proceeding or petition shall continue undismissed for thirty
(30) consecutive days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) consecutive days;

         8.09 Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower shall be placed in receivership by any Regulatory Agency, or any regulatory action or proceeding shall be commenced against Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower, or any cease and desist order shall be entered into, between any Regulatory Agency and Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower;

         8.10 Any Regulatory Agency shall notify Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower that its capital has been impaired;

         8.11 Any Subsidiary Bank shall cease to be an "insured bank" under or within the meaning of the Federal Deposit Insurance Act of 1959, as amended, or a cease and desist order, memorandum of understanding or other agreement shall be issued by any Regulatory Authority against or affecting Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower which (in Required Lenders' good faith opinion) has or could have a material adverse affect on the business, operation or condition, financial or otherwise, of Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower;

         8.12 Any litigation or governmental or regulatory proceeding is instituted against Borrower, any Subsidiary Bank, any other Subsidiary of Borrower or any other Obligor which, in Required Lenders, good faith opinion, will have a material adverse effect on the financial condition of Borrower, any Subsidiary Bank, any other Subsidiary of Borrower or any other Obligor or on the continued operation of Borrower, any Subsidiary Bank, any other Subsidiary of Borrower or any other Obligor, after taking into account insurance coverage and reserves therefor (if any);

         8.13 Any property of Borrower, any Subsidiary Bank, any other Subsidiary of Borrower or any other Obligor shall be seized, attached or levied upon;

         8.14 Borrower, any Subsidiary Bank, any other Subsidiary of Borrower or any other Obligor shall have a judgment entered against it by a court having jurisdiction in the premises, and such judgment shall not be appealed in good faith or satisfied by Borrower, any Subsidiary Bank, such other Subsidiary of Borrower or such other Obligor, as the case may be, within thirty (30) days after the entry of such judgment;

         8.15 Any default or event of default shall occur under or within the meaning of any agreement, document or instrument evidencing, securing or otherwise relating to any outstanding Indebtedness of Borrower, any Subsidiary Bank, any other Subsidiary of Borrower or any other Obligor for borrowed money (other than the Borrower's Obligations);

         8.16 The institution by Borrower, any ERISA Affiliate, any Subsidiary Bank, or any other Subsidiary of Borrower of steps to terminate any Pension Plan if, in order to effectuate such termination, Borrower, any ERISA Affiliate, any Subsidiary Bank, or any other Subsidiary of Borrower would be required to make a contribution to such Pension Plan or would incur a liability or obligation to such Pension Plan in excess of Ten Thousand Dollars ($10,000.00); or the institution by the PBGC of steps to terminate any Pension Plan;

         8.17 Borrower, any Subsidiary Bank, any other Subsidiary of Borrower or any other Obligor shall be declared by Required Lenders to be in default on, or pursuant to the terms of, (a) any other present or future obligation to Agent or any Lender, including, without limitation, any other loan, line of credit, revolving credit, guaranty or letter of credit reimbursement obligation, or (b) any other present or future agreement purporting to convey to Agent or Lender a Lien upon any of the Property or assets of Borrower, any Subsidiary Bank, such other Subsidiary of Borrower or such other Obligor;

         8.18 The shares of capital stock of each Subsidiary Bank then pledged by Borrower to Agent or Lenders pursuant to the Pledge Agreement shall at any time for any reason constitute less than 100% of the issued and outstanding shares of each class of capital stock of any Subsidiary Bank; or

         THEN, and in each such event (other than an event described in Sections 8.07, 8.08 or 8.09), Agent may, and if requested in writing by Required Lenders Agent shall, declare the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Borrower's Obligations to be immediately due and payable, whereupon all of such outstanding principal balance and accrued and unpaid interest and all such other Borrower's Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by

Borrower, Agent and Lenders may exercise any and all other rights and remedies which they may have under any of the other Transaction Documents or under applicable law; provided, however, that upon the occurrence of any event described in Sections 8.07, 8.08 or 8.09, the entire outstanding principal balance of and all accrued and unpaid interest on the Notes and all of the other Borrower's Obligations shall automatically become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, Agent and Lenders may exercise any and all other rights and remedies which it may have under any of the other Transaction Documents or under applicable law.

SECTION 9.  AGENT
-----------------

         9.01    Appointment. U.S. Bank National Association is hereby
                 -----------
appointed by Lenders as Agent under this Agreement, the Notes and the other Transaction Documents. Agent agrees to act as such upon the express conditions contained in this Agreement.

         9.02    Powers. Agent shall have and may exercise such powers
                 ------
hereunder as are specifically delegated to Agent by the terms of this Agreement and the other Transaction Documents, together with such powers as are reasonably incidental thereto. Agent shall neither have any implied duties to Lenders, nor any obligation to the Lenders to take any action under this Agreement or any of the other Transaction Documents, except any action specifically provided by the this Agreement or any of the other Transaction Documents to be taken by Agent. Without limiting the generality of the foregoing, Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in
Section 8 or in Section 9.06.

         9.03    General Immunity. Neither Agent nor any of its directors,
                 ----------------
officers, employees, agents or advisors shall be liable to any of the Lenders for any action taken or not taken by it in connection with this Agreement or any of the other the Transaction Documents (a) with the consent or at the request of the Required Lenders or (b) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order.

         9.04    No Responsibility for Loans, Recitals, Etc. Neither
                 ------------------------------------------
Agent nor any of its directors, officers, employees, agents or advisors shall (a) be responsible for or have any duty to ascertain, inquire into or verify any recitals, reports, statements, representations or warranties contained in this Agreement or any of the other Transaction Documents or furnished pursuant hereto or thereto; (b) be responsible for the Loan hereunder, (c) be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement or any of the other Transaction Documents; (d) be responsible for the satisfaction of any condition specified in Section 4, except receipt of items required to be delivered to Agent; (e) be responsible for the validity, effectiveness, genuineness or enforceability of this Agreement or any of the other Transaction Documents; or (f) be responsible for the creation, attachment, perfection or priority of any security interests or liens purported to be granted to Agent or any Lender pursuant to this Agreement or any of the other Transaction Documents.

         9.05    Right to Indemnity. Notwithstanding any other
                 ------------------
provision contained in this Agreement to the contrary, to the extent Borrower fails to reimburse Agent pursuant to Sections 10.04, 10.05, or 10.06, or if any Default or Event of Default shall occur under this Agreement, the Lenders shall ratably in accordance with their respective pro rata shares of the aggregate outstanding principal amount of the Loan indemnify Agent and hold it harmless from and against any and all liabilities, losses (except losses occasioned solely by failure of Borrower to make any payments or to perform any obligations required by this Agreement (excepting those described in Sections 10.04, 10.05, or 10.06), the Notes or any of the other Transaction Documents), costs and/or expenses, including, without limitation, any liabilities, losses, costs and/or expenses arising from the failure of any Lender to perform its obligations hereunder or in respect of this Agreement, and also including, without limitation, reasonable attorneys' fees and expenses, which Agent may incur, directly or indirectly, in connection with this Agreement, the Notes or any of the other Transaction Documents, or any action or transaction related hereto or thereto; provided only that Agent shall not be entitled to such indemnification for any losses, liabilities, costs and/or expenses directly and solely resulting from its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. This indemnity shall be a continuing indemnity, contemplates all liabilities, losses, costs and expenses related to the execution, delivery and performance of this Agreement, the Notes and the other Transaction Documents, and shall survive the satisfaction and payment of the Borrower's Obligations and the termination of this Agreement.

         9.06    Action Upon Instructions of Required Lenders. Agent
                 --------------------------------------------
agrees, upon the written request of the Required Lenders, to take any action of the type specified in this Agreement or any of the other Transaction Documents as being within Agent's rights, duties, powers or discretion. Notwithstanding the foregoing, Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liabilities, losses, costs and expenses (including, without limitation, attorneys' fees and expenses) which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, nonappealable order. Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of the Notes. In the absence of a request by the Required Lenders, Agent shall have authority, in its sole discretion, to take or not to take any action, unless this Agreement or any of the other Transaction Documents specifically requires the consent of the Required Lenders or of all of the Lenders.

         9.07    Employment of Agents and Counsel. Agent may execute any of
                 --------------------------------
its duties as Agent hereunder by or through employees, agents and attorneys-in-fact and shall not be answerable to Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agency hereby created.

         9.08    Reliance on Documents, Counsel. Agent shall be entitled to
                 ------------------------------
rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of legal counsel selected by Agent.

         9.09    May Treat Payee as Owner. Agent may deem and treat the
                 ------------------------
payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

         9.10    Agent's Reimbursement. Each Lender agrees to reimburse
                 ---------------------
Agent pro rata in accordance with its pro rata share of the aggregate outstanding principal amount of the Loan for (a) any out-of-pocket costs and expenses not reimbursed by Borrower for which Agent is entitled to reimbursement by Borrower under this Agreement or any of the other Transaction Documents and (b) for any other out-of-pocket costs and expenses incurred by Agent on behalf of the Lenders in connection with the amendment, modification, extension, renewal and/or enforcement of this Agreement and/or any of the other Transaction Documents.

         9.11    Rights as a Lender. With respect to the Loan made and
                 ------------------
the Notes issued to it, Agent shall have the same rights and powers hereunder as any Lender and may exercise the same as though it were not Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent may accept deposits from, lend money to, issue letters of credit for the account of and generally engage in any kind of banking or trust business with Borrower as if it were not Agent.

         9.12    Independent Credit Decision. Each Lender acknowledges that
                 ---------------------------
it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to herein and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Transaction Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents.

         9.13    Resignation of Agent. Subject to the appointment of a
                 --------------------
successor Agent, Agent may resign as Agent for Lenders under this Agreement and the other Transaction Documents at any time by thirty (30) days' notice in writing to Lenders and Borrower. Such resignation shall take effect upon appointment of such successor Agent. Required Lenders shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under this Agreement and the other Transaction Documents. In the event a successor Agent shall not have been appointed within the thirty (30) day period following the giving of notice by Agent, Agent may appoint its own successor. Resignation by Agent shall not affect or impair the rights of Agent under Sections 9.05 and 9.10 hereof with respect to all matters preceding such resignation. Any successor Agent must be a national banking association or a bank chartered in any State of the United States having a combined capital and surplus of at least $100,000,000.00.

         9.14    Delivery of Document. Agent agrees to promptly provide each
                 --------------------
Lender with copies of (a) this Agreement and the other Transaction Documents (including any amendments thereto), (b) any default notices sent by Agent to Borrower or any other Obligor with respect to this Agreement or any of the other Transaction Documents, (c) any waivers or consents signed by Agent or otherwise sent by Agent to any Borrower or any other Obligor with respect to this Agreement or any of the other Transaction Documents, (d) any notices of default sent by Borrower or any other Obligor to Agent with respect to this Agreement or any of the other Transaction Documents and (e) any requests for any amendments, waivers or consents sent to Agent by any Borrower or any other Obligor with respect to this Agreement or any of the other Transaction Documents. Agent agrees to provide each Lender, within seven (7) Business Days after written request by such Lender and at such Lender's expense, a copy of such other information, reports, certificates and/or other materials prepared by Borrower or otherwise required by the Transaction Documents and which are in the possession of Agent which are reasonably requested by such Lender in writing.

         9.15    Duration of Agency. The agency established by Section 9.01
                 ------------------
hereof shall continue, and Sections 9.01 through and including this Section
9.15 shall remain in full force and effect, until all of Borrower's Obligations shall have been paid in full and Lenders' commitments to make the Loan and/or extend credit to or for the benefit of Borrower shall have terminated or expired.

SECTION 10.  GENERAL.
--------------------

         10.01   Amendments and Waivers. Any provision of this Agreement,
                 ----------------------
the Notes or any of the other Transaction Documents to which Borrower is a party may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by Borrower and the Required Lenders (and, if the rights or duties of Agent in its capacity as Agent, by Agent); provided that no such amendment or waiver shall, unless signed by all Lenders (a) increase the Loan Commitment of any Bank, (b) reduce the principal amount of or rate of interest on the Loan or any fees under this Agreement, (c) postpone the date fixed for any payment of principal of or interest on the Loan or any fees under this Agreement, (d) change the the aggregate principal amount of the Loan which shall be required for Lenders or any of them to take any action or obligations under this Section or any other provision of this Agreement, (e) change the definition of "Required Lenders", (f) voluntarily release any Collateral (except as contemplated by the applicable Transaction Document(s)), (g) voluntarily release any Obligor, (h) amend Section 3.07, or (i) amend this Section 10.01.

         10.02   No Waiver. No failure or delay by Agent, any Lender, or any
                 ---------
holder of a Note in exercising any right, remedy, power or privilege hereunder or under any other Transaction Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies provided herein and in the other Transaction Documents are cumulative and not exclusive of any rights and/or remedies provided by law. Nothing herein contained shall in any way affect the rights of Agent and Lenders to exercise any statutory or common law right of banker's lien or set-off.

         10.03   Right of Set-Off. Upon the occurrence and during the
                 ----------------
continuance of any Event of Default under this Agreement, Agent and Lenders are hereby authorized at any time and from time to time to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any and all other indebtedness at any time owing by Agent or any Lender to or for the credit or the account of Borrower against any and all of Borrower's Obligations irrespective of whether or not Agent or Lenders shall have made any demand hereunder or thereunder. Agent agrees promptly to notify Borrower after any such set-off and application made by any Lender, provided, however, that the failure to give such notice shall not affect the validity of any such set-off and application. The rights of Agent and Lenders under this Section 10.03 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which Agent and Lenders may have. Nothing contained in this Agreement or any other Transaction Document shall impair the right of Agent and Lenders to exercise any right of set-off or counterclaim it may have against Borrower and to apply the amount subject to such exercise to the payment of indebtedness of Borrower unrelated to this Agreement or the other Transaction Documents.

         10.04   Cost and Expenses. Borrower agrees, whether or not the
                 -----------------
Loan is made under this Agreement, to pay Agent and each Lender upon demand for (a) all out-of-pocket costs and expenses and all Attorneys' Fees incurred by Agent in connection with the preparation, documentation, negotiation, execution and/or administration of this Agreement and/or any of the other Transaction Documents, (b) all recording, filing and search fees and expenses incurred by Agent or any Lender in connection with this Agreement and the other Transaction Documents, (c) all out-of-pocket costs and expenses and all Attorneys' Fees incurred by Agent or any of the Lenders in connection with the (i) the preparation, documentation, negotiation and execution of any amendment, modification, extension or renewal of this Agreement and/or any of the other Transaction Documents that has been requested by Borrower, (ii) the preparation of any waiver or consent under this Agreement or under any of the other Transaction Documents or (iii) any Default or Event of Default or alleged Default or Event of Default under this Agreement, (d) if an Event of Default occurs, all out-of-pocket costs and expenses and all Attorneys' Fees incurred by Agent or any Lender in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom and (e) all other Attorneys' Fees incurred by Agent or any Lender relating to or arising out of or in connection with this Agreement or any of the other Transaction Documents. Borrower further agrees to pay or reimburse Agent and each Lender upon demand for any stamp or other similar taxes which may be payable with respect to the execution, delivery, recording and/or filing of this Agreement and/or any of the other Transaction Documents. All of the obligations of Borrower under this Section 10.04 shall survive the satisfaction and payment of the Borrower's Obligations and the termination of this Agreement.

         10.05   Environmental Indemnity. Borrower hereby agrees to
                 -----------------------
indemnify Agent and each Lender and hold Agent and each Lender harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, Agent or any Lender for, with respect to or as a direct or indirect result of the violation by Borrower, any Subsidiary Bank, or any other Subsidiary of Borrower of any laws or regulations relating to solid waste and/or hazardous waste treatment, storage, disposal, generation and transportation, air, water and/or noise pollution, soil or ground or water contamination, the handling, storage or release into the environment of hazardous materials or hazardous substances, and the transportation of hazardous materials ("Environmental Laws"); or with respect to, or as a direct or indirect result of the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from, properties utilized by Borrower, any Subsidiary Bank, and/or any other Subsidiary of Borrower in the conduct of their respective businesses into or upon any land, the atmosphere or any watercourse, body of water or wetland, of any hazardous material or substances (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental Laws); and the provisions of and undertakings and indemnification set out in this Section
10.05 shall survive the satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

         10.06   General Indemnity. In addition to the payment of
                 -----------------
expenses pursuant to Section 10.04, whether or not the transactions contemplated hereby shall be consummated, Borrower hereby agrees to indemnify, pay and hold Agent, Lenders and any holders of the Notes, and the officers, directors, employees, agents and affiliates of Agent, Lenders and such holders (collectively called the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by or asserted against the Indemnitees, in any manner relating to or arising out of this Agreement or other agreements executed and delivered by Borrower or any other Obligor in connection herewith, the statements contained in any term sheets delivered by Agent or any Lender, Lenders' agreement to make the Loan hereunder or the use or intended use of the proceeds of the Loan hereunder (the "Indemnified Liabilities"); provided that Borrower shall have no obligation to an Indemnitee hereunder
--------
with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction in a final nonappealable order. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnifications set out in this Section 10.06 shall survive satisfaction and payment of Borrower's Obligations and the termination of this Agreement.

         10.07   Authority to Act. Agent and Lenders shall be entitled
                 ----------------
to act on any notices and instructions (telephonic or written) believed by Agent and Lenders to have been delivered by any Person authorized to act on behalf of Borrower pursuant hereto, regardless of whether such notice or instruction was in fact delivered by a Person authorized to act on behalf of Borrower, and Borrower hereby agrees to indemnify Agent and Lenders and hold Agent and Lender harmless from and against any and all losses and expenses, if any, ensuing from any such action.

         10.08   Notices. Any notice, request, demand, consent,
                 -------
confirmation or other communication under this Agreement shall be in writing and delivered in person or sent by telecopy, recognized overnight courier or registered or certified mail, return receipt requested and postage prepaid, to the applicable party at its address or telecopy number set forth on the signature pages hereof, or at such other address or telecopy number as any party hereto may designate as its address or telecopy number for communications hereunder by notice so given. Such notices shall be deemed effective on the day on which delivered or sent if delivered in person or sent by telecopy (with answerback confirmation received), on the Business Day following the date of mailing by express courier service, fully prepaid, or on the third (3rd) Business Day after the day on which mailed, if sent by registered or certified mail.

         10.09   CONSENT TO JURISDICTION. BORROWER IRREVOCABLY SUBMITS TO
                 -----------------------
THE NON-EXCLUSIVE JURISDICTION OF ANY MISSOURI STATE COURT OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE EASTERN DISTRICT OF MISSOURI, EASTERN DIVISION, AS AGENT MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT. BORROWER HEREBY

IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS. BORROWER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, AND BORROWER FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. BORROWER HEREBY EXPRESSLY WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER AUTHORIZES THE SERVICE OF PROCESS UPON BORROWER BY CERTIFIED MAIL SENT TO BORROWER AT ITS ADDRESS SET FORTH IN
SECTION 10.08.

         10.10   Agent's and Lenders' Books and Records. Agent's and
                 --------------------------------------
Lenders' books and records showing the accounts between Borrower and Lenders shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof thereof.

         10.11   Governing Law; Amendments. This Agreement, the Notes,
                 -------------------------
the Pledge Agreement and all of the other Transaction Documents shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles), and this Agreement and the other Transaction Documents may not be changed, nor may any term, condition or Event of Default be waived, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         10.12   References; Headings for Convenience. Unless otherwise
                 ------------------------------------
specified herein, all references herein to Section numbers refer to Section numbers of this Agreement, all references herein to Exhibit A and Exhibit B
                                                    ---------     ---------
refer to annexed Exhibit A and Exhbit B which are hereby incorporated herein
                 ---------     --------
by reference and all references herein to Schedules 5.05, 5.08, 5.10, 5.11
                                          ---------
and 5.14 refer to annexed Schedules 5.05, 5.08, 5.10, 5.11 and 5.14 which
                          ---------
are hereby incorporated herein by reference. The Section headings are furnished for the convenience of the parties and are not to be considered in the construction or interpretation of this Agreement.

         10.13   Severability. In the event any one or more of the
                 ------------
provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         10.14   Counterparts. This Agreement may be executed in any number
                 ------------
of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.15   Resurrection of Borrower's Obligations. To the extent that
                 --------------------------------------
Agent or any Lender receives any payment on account of any of Borrower's Obligations, and any such payment(s) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, subordinated and/or required to be repaid to a trustee, receiver or any other Person under any bankruptcy act, state or Federal law, common law or equitable cause, then, to the extent of such payment(s) received, Borrower's Obligations or part thereof intended to be satisfied and any and all liens, security interests, mortgages, deeds of trust and/or other encumbrances upon or pertaining to any assets of Borrower and theretofore created and/or existing in favor of Agent or any Lender as security for the payment of such Borrower's Obligations shall be revived and continue in full force and effect, as if such payment(s) had not been received by Lender and applied on account of Borrower's Obligations.

         10.16   Successors and Assigns.
                 ----------------------

         (a)     Subject to paragraphs (b), (c) and (d) of this

Section 10.16, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations or duties under this Agreement without the prior written consent of the Agent and each Lender.

         (b) Any Lender may at any time grant to one or more Lenders or other financial institutions (each a "Participant") participating interests in its Loan Commitment. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to Borrower and Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the
           --------
applicable Lender will not agree to any amendment, modification or waiver of this Agreement described in Sections 10.01(a) and 10.01(b) without the consent of Participant. Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Sections 3.08, 3.09, 3.10, 3.11, 3.12 and 3.13 of this Agreement with respect to its participating interest, but Borrower's liability in respect thereof shall not be greater than its liability thereunder to the Lender granting the applicable participation.

         (c) Any Lender may at any time assign to one or more Lenders or other financial institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement and its Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in a form acceptable to Agent, executed by such Assignee and such transferor Lender, with (and subject to) the subscribed consent of Borrower and Agent, which, in each case, shall not be unreasonably withheld or delayed; provided, however, that (i) if any Assignee is an affiliate of such transferor Lender or, immediately prior to such assignment, a Lender, no consent shall be required and (ii) if any Event of Default under this Agreement has occurred and is continuing no consent of Borrower to such assignment shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Lender, Agent and Borrower shall make appropriate arrangements so that, if required, new Note(s) are issued to the transferor Lender and/or the Assignee, as applicable. In connection with any such assignment, the transferor Lender shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500.00.

         (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to secure its obligations to a Federal Reserve Bank. No such assignment shall release the transferor Lender from any of its obligations hereunder.

         (e) To the extent that an assignment of all or any portion of the Loan Commitment and related outstanding Borrower's Obligations pursuant to this Section 10.16 would, at the time of such assignment, result in increased costs under Sections 3.08, 3.09, 3.10, 3.11 and 3.12 of this Agreement from those being charged by the respective transferor Lender prior to such assignment, then Borrower shall not be obligated to pay such increased costs (although Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment). The transferor Lender, the Assignee and Borrower agree to execute such documents (including, without limitation, amendments to this Agreement and the other Transaction Documents) as shall be necessary to effect the foregoing.

         (f) Notwithstanding any other provisions of this Section 10.16, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require Borrower to file a registration statement with the SEC or to qualify the Loan under the "Blue Sky" law of any state.

         (g) Each Lender initially a party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section 10.16 will, upon its becoming a party to this Agreement, represent that (i) it is a financial institution which makes loans in the ordinary course of its business, and that (ii) it will make or acquire the Loan for its own account in the ordinary course of such business, provided that subject to the preceding clauses (i) and (ii), the
          --------
disposition of any promissory notes or other evidences or interests in indebtedness held by such Lender shall at all times be within its exclusive control.

         (h) Except to the extent of any assignment pursuant to subsection (c) above, no Lender shall be relieved of any of its obligations under the Transaction Documents as a result of any assignment of or granting of participations in, all or any part of its rights and obligations under the Transaction Documents.

         10.17   Notice Required by Section 4332.045 R.S. Mo.; Entire
                 ----------------------------------------------------
Agreement. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO
---------
FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER, AGENT AND LENDERS FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER, AGENT AND LENDERS COVERING SUCH MATTERS ARE CONTAINED IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH AGREEMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER, AGENT AND LENDERS, EXCEPT AS BORROWER, AGENT AND LENDERS MAY LATER AGREE IN WRITING TO MODIFY THEM. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter hereof."

         10.18   Waiver of Jury Trial. BY ITS SIGNATURE BELOW WRITTEN EACH
                 --------------------
PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS HEREIN DESCRIBED OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         10.19   Confidentiality. Agent and Lenders agree to use reasonable
                 ---------------
precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any nonpublic information supplied to Agent and Lenders by Borrower or any Subsidiary pursuant to this Agreement or any other Transaction Document which is identified by Borrower as being confidential at the time the same is delivered to such Bank; provided, however, that nothing contained in this Section 10.19 shall prohibit or limit the disclosure by Agent or any Lender of any such information (a) to the extent required by any statute, rule, regulation, subpoena or judicial process, (b) to any governmental or regulatory agency having jurisdiction over Agent or any Lender, (c) to any professional advisors, including counsel and accountants, for Agent or any Lender, (d) to any bank examiners or auditors, (e) in connection with any litigation to which Agent or any Lender is a party, (f) in connection with the enforcement of Agent's and Lenders' rights and remedies under this Agreement, any of the Notes or any of the other Transaction Documents or (g) to any Assignee or Participant (or prospective Assignee or Participant); and provided further, that in no event shall Agent or any Lender be obligated or required to return any materials furnished to Agent or any Lender by Borrower or any Subsidiary under this Agreement or any other Transaction Document. Notwithstanding the foregoing, neither Agent nor any Lender shall have any liability to Borrower, any Subsidiary or any shareholder, partner, joint venturer, director, officer, employee, member, manager or agent of Borrower or any Subsidiary by reason of, or in any way claimed to be related to, any disclosure by Agent or any Lender of any information with respect to Borrower or any Subsidiary except as the same results from the gross negligence or willful misconduct of Agent or any Lender as determined by a court of competent jurisdiction in a final, nonappealable order. For purposes of this Section, the term "nonpublic information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by Agent or any Lender based on any of the foregoing) that are received from Borrower or any of its Subsidiaries, affiliates or representatives and related to Borrower or any of its Affiliates, any shareholder of Borrower or any employee, customer or supplier of Borrower or any of its affiliates, other than any of the foregoing that were available to Agent or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower. The provisions of this Section 10.19 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

         IN WITNESS WHEREOF, Borrower, Agent and Lenders have executed this Agreement as of day and year first above written.


                      (SIGNATURES ON FOLLOWING PAGES)

                                  Borrower:

                                  ALLEGIANT BANCORP, INC.

                                  By:
                                     ---------------------------------------

                                  Print Name:
                                             -------------------------------

                                  Title:
                                        ------------------------------------

                                  Address:     7801 Forsyth Boulevard
                                               Clayton, Missouri 63105
                                               Attention: Shaun R. Hayes,
                                                 President & C.E.O.
                                  Telecopier:  (314) 727-3494



                                  Agent:

                                  U.S. BANK NATIONAL ASSOCIATION,
                                  formerly known as Firstar Bank, N.A., Agent

                                  By:
                                     ---------------------------------------

                                  Print Name:
                                             -------------------------------

                                  Title:
                                        ------------------------------------

                                  Address:     One Firstar Plaza
                                               7th & Washington Streets
                                               St. Louis, Missouri 63101
                                               Attention: Correspondent
                                                 Banking
                                  Telecopier:  (314) 418-8394

                                  Lenders:

Loan Commitment: $15,000,000.00   U.S. BANK NATIONAL ASSOCIATION
                                  formerly known as Firstar Bank, N.A.

                                  By:
                                     ---------------------------------------

                                  Print Name:
                                             -------------------------------

                                  Title:
                                        ------------------------------------


                                  Address:     One Firstar Plaza
                                               7th & Washington Streets
                                               St. Louis, Missouri 63101
                                               Attention: Correspondent
                                                 Banking
                                  Telecopier:  (314) 418-8394



Loan Commitment: $11,500,000.00   THE NORTHERN TRUST COMPANY

                                  By:
                                     ---------------------------------------

                                  Print Name:
                                             -------------------------------

                                  Title:
                                        ------------------------------------

                                  Address:     50 South LaSalle Street
                                               Chicago, Illinois 60675
                                               Attention: Thomas E. Bernhardt,
                                                 Vice President
                                  Telecopier:  (312) 557-8337



Loan Commitment: $11,500,000.00   FIRST TENNESSEE BANK NATIONAL ASSOCIATION

                                  By:
                                     ---------------------------------------

                                  Print Name:
                                             -------------------------------

                                  Title:
                                        ------------------------------------

                                  Address:     845 Crossover Lane
                                               Memphis, Tennessee 38117
                                               Attention: David S. Work,
                                                 Executive Vice President
                                  Telecopier:  (901) 435-7983

                                  SCHEDULE 5.05
                                  -------------

                                   Litigation
                                   ----------

                                  SCHEDULE 5.08
                                  -------------

                                  Subsidiaries
                                  ------------


                               See attached chart

                                  SCHEDULE 5.10
                                  -------------

                           Other Loans and Guarantees
                           --------------------------

                                  SCHEDULE 5.11
                                  -------------

                                 Permitted Liens
                                 ---------------

                                  SCHEDULE 5.14
                                  -------------

                           Shares of Subsidiary Banks
                           --------------------------


         1. The authorized capital of Allegiant Bank consists solely of 57 shares of common stock, $12,875.00 par value, evidenced by Stock Certificate No(s). 2366 issued in the name of Allegiant Bancorp, Inc.

         2. The authorized capital of The Bank of St. Charles County consists solely of 30,000 shares of common stock, $___________ par value, evidenced by Stock Certificate No(s). ____________________ issued in the name of Allegiant Bancorp, Inc.

         3. The authorized capital of Bank of Ste. Genevieve consists solely of 24,000 shares of common stock, $_________ par value, evidenced by Stock Certificate No(s). ____________________ issued in the name of Allegiant Bancorp, Inc.

         4.      The authorized capital of South Side National Bank of
St. Louis consists solely of 11531 shares of common stock, $_________ par value, evidenced by Stock Certificate No(s). ____________________ issued in the name of Allegiant Bancorp, Inc.

         5. The authorized capital of State Bank of Jefferson County consists solely of 40,000 shares of common stock, $_________ par value, evidenced by Stock Certificate No(s). ____________________ issued in the name of Allegiant Bancorp, Inc.

                                    EXHIBIT A
                                    ---------

                        Form of Term Loan Promissory Note

                            TERM LOAN PROMISSORY NOTE
                            -------------------------

$_______________                                          St. Louis, Missouri
                                                           September 28, 2001

         FOR VALUE RECEIVED, the undersigned, ALLEGIANT BANCORP, INC., a Missouri corporation ("Borrower"), hereby promises to pay to the order of ________________________________________ a ______________________
("Lender"), the principal sum of ___________________________________ Dollars
($_____________). The principal amount of this Term Loan Promissory Note (this "Note") shall be paid in quarterly installments of ______________________________________ Dollars ($_____________) each, due and payable on January 2, 2002, April 1, 2002, and July 1, 2002, with a final installment due and payable on September 27, 2002, in the amount necessary to repay in full, the principal balance then outstanding under this Note, plus all billed/due and unpaid interest thereon.

         Borrower further promises to pay to the order of Lender interest on the unpaid principal balance from time to time outstanding under this Note prior to maturity at the rate(s) described in Section 3.02 of the Loan Agreement (defined below). Interest shall be payable on the same dates that principal is due (or on the last day of each Interest Period for all portions of this Note subject to the LIBOR Rate), and at the maturity of this Note, whether by reason of acceleration or otherwise. All payments under this Note shall be applied first to the payment of all accrued and unpaid interest, with the balance, if any, to be applied to the payment of principal.

         Lender may record the date and amount of all advances and all payments of principal and interest under this Note in the records it maintains with respect thereto. Lender's books and records showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.

         The amount of interest accruing under this Note shall be computed on an actual day, 360-day year basis. All payments of principal and interest under this Note shall be made in lawful currency of the United States in Federal or other immediately available funds at the office of Agent situated at One Firstar Plaza, 7th & Washington Streets, St. Louis, Missouri 63101. The acceptance by the holder of this Note of any installment of principal or interest due under this Note after the date it is due as described above shall not be held to establish a custom or waive any rights of the holder to enforce prompt payment of any further installments or otherwise.

         This Note is one of the Notes referred to in that certain Loan Agreement dated as of September 28, 2001, by and among Borrower, the Lenders from time to time party thereto and U.S. Bank National Association., as agent for the Banks ("Agent"), as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement). The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein.

         This Note is secured by, among other things, the Pledge Agreement, to which Pledge Agreement a reference is hereby made for a description of the security and a statement of the terms and conditions upon which this
Note is secured.

         If Borrower shall fail to make any payment of any principal or interest due under this Note as and when the same shall become due and payable, or if any "Event of Default" (as defined therein) shall occur under or within the meaning of the Loan Agreement or the Pledge Agreement, then Lender may, at its option, declare the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon to be immediately due and payable.

         In the event that any payment of any principal or interest due under this Note shall not be paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or for foreclosure of the Pledge Agreement securing payment hereof, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating hereto, Borrower promises to pay, in addition to all other amounts otherwise due on or under this Note, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment, demand for payment, notice of dishonor, protest and notice of protest.

         This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

         IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.

                                  Borrower:

                                  ALLEGIANT BANCORP, INC.



                                  By:
                                     ---------------------------------------

                                  Print Name:
                                             -------------------------------

                                  Title:
                                        ------------------------------------

                                    EXHIBIT B
                                    ---------


                             ________________, 200__


U.S. Bank National Association
One Firstar Plaza
7th & Washington Streets
St. Louis, Missouri  63101
Attention: Correspondent Banking Department

Ladies and Gentlemen:

         Reference is hereby made to that certain Term Loan Agreement dated as of September 28, 2001, by and between you and the undersigned (as the same may from time to time be amended, modified, extended or renewed, the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

         The undersigned hereby certifies to you that as of the date hereof:

         (a) all of the representations and warranties of the undersigned set forth in the Loan Agreement are true and correct;

         (b) no violation or breach of any of the affirmative covenants of the undersigned set forth in the Loan Agreement has occurred and is continuing;

         (c) no violation or breach of any of the negative covenants of the undersigned set forth in the Loan Agreement has occurred and is continuing;

         (d) no Default or Event of Default under the Loan Agreement has occurred and is continuing; and

         (e) the financial statements of the undersigned, Subsidiary Banks, the and the other Subsidiaries of the undersigned delivered to you with this letter are true, correct and complete and have been prepared in accordance with generally accepted accounting principles consistently applied.

                                  Very truly yours,

                                  ALLEGIANT BANCORP, INC.

                                  By:
                                     ---------------------------------------

                                  Title:
                                        ------------------------------------


                                  By:
                                     ---------------------------------------

                                  Title:
                                        ------------------------------------